Exhibit 10.1

PURCHASE AND CONTRIBUTION AGREEMENT

Entered into as of April 13, 2005

among

VTR GLOBALCOM S.A.,

LIBERTY COMUNICACIONES DE CHILE UNO LTDA.,

and

CRISTALERÍAS DE CHILE S.A.

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

ARTICLE II ACQUISITION; CLOSING
Section 2.1	Contribution; Purchase and Sale
Section 2.2	Issuance of VTR Stock; Purchase Price
Section 2.3	Closing
Section 2.4	Closing Deliveries
Section 2.5	Term Sheet
Section 2.6	Prior Agreements
Section 2.7	Metrópolis Confidentiality Agreements
Section 2.8	UGC/LMI Merger Agreement

ARTICLE III TRANSACTION REPRESENTATIONS AND WARRANTIES
Section 3.1	Transferor Representations and Warranties
Section 3.2	VTR’s Representations and Warranties

ARTICLE IV REPRESENTATIONS AND WARRANTIES REGARDING METRÓPOLIS AND PROSER
Section 4.1	Organization, Good Standing, and Authority
Section 4.2	Capitalization
Section 4.3	Consents; No Conflicts
Section 4.4	Brokers’ and Finders’ Fees
Section 4.5	Subsidiaries
Section 4.6	Financial Statements; Absence of Certain Developments; No Undisclosed Liabilities; Net Debt
Section 4.7	Real Property
Section 4.8	Assets
Section 4.9	Intangible Property
Section 4.10	Contracts
Section 4.11	Employee Benefit Plans
Section 4.12	Employees
Section 4.13	Legal Compliance
Section 4.14	Taxes
Section 4.15	Accounts Receivable
Section 4.16	Books and Records
Section 4.17	Systems
Section 4.18	Legal Proceedings
Section 4.19	Environmental Matters
Section 4.20	Powers of Attorney
Section 4.21	Insurance
Section 4.22	Information Furnished

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ARTICLE V ADDITIONAL REPRESENTATIONS AND WARRANTIES REGARDING VTR AND ITS SUBSIDIARIES
Section 5.1	Organization
Section 5.2	Capitalization
Section 5.3	Subsidiaries
Section 5.4	Financial Statements; No Undisclosed Liabilities; Net Debt
Section 5.5	Real Property
Section 5.6	Assets
Section 5.7	Intangible Property
Section 5.8	Contracts
Section 5.9	Legal Compliance
Section 5.10	Taxes
Section 5.11	Systems
Section 5.12	Legal Proceedings
Section 5.13	Information Furnished

ARTICLE VI COVENANTS
Section 6.1	Confidentiality; Publicity
Section 6.2	Expenses
Section 6.3	Tax Matters
Section 6.4	Litigation Support
Section 6.5	Transition
Section 6.6	VTR Capital Increase and Issuance of VTR Stock
Section 6.7	VTR Loan
Section 6.8	Further Assurances

ARTICLE VII CONDITIONS TO CLOSING
Section 7.1	Opinions of Counsel
Section 7.2	[Intentionally Omitted]
Section 7.3	Certified Governing Documents
Section 7.4	Good Standing Certificates
Section 7.5	Officer Certificates
Section 7.6	Board Approvals
Section 7.7	Fairness Opinion
Section 7.8	Miscellaneous Closing Deliveries
Section 7.9	Dissolutions and Liquidations
Section 7.10	[Intentionally Omitted]
Section 7.11	Metrópolis/CCC Shareholder Debt
Section 7.12	Metrópolis/Uno Shareholder Debt
Section 7.13	VTR Credit Agreement
Section 7.14	Metrópolis Credit Agreement
Section 7.15	Consents, Approvals, Waivers, Notices, and Filings

ARTICLE VIII INDEMNIFICATION
Section 8.1	Survival of Representations, Warranties, and Covenants
Section 8.2	Indemnification by Uno

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Section 8.3	Indemnification by CCC
Section 8.4	Indemnification by VTR
Section 8.5	Defense of Action
Section 8.6	Limitations on Indemnification
Section 8.7	Insurance Proceeds
Section 8.8	Exclusive Monetary Remedy; No Consequential Damages

ARTICLE IX MISCELLANEOUS
Section 9.1	Entire Agreement
Section 9.2	Governing Law; Governing Language
Section 9.3	Dispute Resolution
Section 9.4	Headings
Section 9.5	Notices
Section 9.6	Severability
Section 9.7	Amendment; Waiver
Section 9.8	Assignment and Binding Effect
Section 9.9	No Benefit to Others
Section 9.10	Counterparts
Section 9.11	Interpretation
Section 9.12	Rules of Construction

Schedule A	Ownership of Stock of Metrópolis and Proser
Schedule B	Metrópolis Taxes
Schedule C	Tax Matters

Exhibit A	Form of Uno Transfer Agreement
Exhibit B	Form of CCC Subscription and Transfer Agreement
Exhibit C	Form of Shareholders Agreement
Exhibit D	Form of CCC Waiver and Release
Exhibit E	Form of LMINT/LMC Waiver and Release
Exhibit F	Form of Put Agreement
Exhibit G	Form of Dispute Resolution Agreement
Exhibit H	Form of Guaranty

iii

PURCHASE AND CONTRIBUTION AGREEMENT

This Purchase and Contribution Agreement is entered into as of April 13, 2005, by and between

VTR GLOBALCOM S.A., a sociedad anónima duly organized and validly existing under the laws of Chile (“VTR”), represented by Rodrigo Castillo Murillo,with domicile at Reyes Lavalle 3340, 9th Floor, Las Condes, Santiago, Chile;

LIBERTY COMUNICACIONES DE CHILE UNO LTDA., a sociedad de responsabilidad limitada duly organized and validly existing under the laws of Chile (“Uno”), represented by Max Letelier Bomchil, with domicile at Isidora Goyenechea 3120, Third Floor, Las Condes, Santiago, Chile; and

CRISTALERÍAS DE CHILE S.A., a sociedad anónima duly organized and validly existing under the laws of Chile (“CCC”), represented by Cirilo Elton González and Baltazar Sánchez Guzmán, both with domicile at Hendaya 60, Suite 201, Las Condes, Santiago, Chile.

VTR, Uno, and CCC are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”  Uno and CCC are sometimes referred to herein individually as a “Transferor” and collectively as the “Transferors.” Capitalized terms used and not otherwise defined in this Agreement have the respective meanings ascribed thereto in Article I.

RECITALS

A.            Uno owns (a) shares representing 50% of the outstanding share capital of Metrópolis-Intercom S.A., a Chilean sociedad anónima (“Metrópolis”), as described on Schedule A, (b) one share of Proser S.A., a Chilean sociedad anónima (“Proser”), as described on Schedule A, and (c) the Metrópolis/Uno Shareholder Debt.

B.            CCC owns (a) shares representing 50% of the outstanding share capital of Metrópolis, as described on Schedule A, (b) one share of Proser, as described on Schedule A, and (c) through its wholly owned Subsidiary CristalChile Inversiones S.A., a Chilean sociedad anónima (“CCInversiones”), the Metrópolis/CCC Shareholder Debt.

C.            Metrópolis owns and operates Systems in Chile.

D.            Metrópolis owns the remaining share capital of Proser S.A., as described on Schedule A.

E.             Prior to the date hereof, (a) Cordillera Comunicaciones Holding Limitada and its Subsidiary Cordillera Comunicaciones Limitada were dissolved and liquidated and the share capital of Metrópolis owned by either of them was distributed to CristalChile Comunicaciones S.A. and Uno, and (b) CristalChile Comunicaciones S.A. was dissolved and CCC succeeded it in its ownship of the share capital of Metrópolis and Proser owned by it.

F.             Uno desires to (a) sell to VTR, and VTR desires to purchase from Uno, all but one share of the issued and outstanding share capital of Metrópolis that is owned by Uno, in consideration for, among other things, the Deferred Purchase Price; (b) transfer to VTR’s Subsidiary VTR Net S.A. the remaining share of Metrópolis that is owned by Uno; (c) sell to VTR, and VTR desires to purchase from Uno, the Metrópolis/Uno Shareholder Debt pursuant to the Uno Debt DPPO; and (d) transfer to VTR Net S.A. the single share of Proser that is owned by Uno.

G.            CCC desires to (a) contribute to VTR all of the issued and outstanding share capital of Metrópolis that is owned by CCC, in consideration for, among other things, newly issued shares of VTR Stock representing 20% of the outstanding share capital of VTR after such issuance; (b) cause CCInversiones to sell to VTR, and VTR desires to purchase from CCInversiones, the Metrópolis/CCC Shareholder Debt pursuant to the CCC Debt DPPO; and (c) transfer to Metrópolis the single share of Proser owned by CCC.

H.            VTR owns and operates Systems in Chile.

AGREEMENT

In consideration of the mutual promises, covenants, and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

For purposes of this Agreement, the following terms have the following meanings:

Acquisition:  The direct acquisition by VTR of the shares of Metrópolis Stock and the indirect acquisition by VTR of the shares of Proser Stock, in each case pursuant to this Agreement.

Action:  As defined in Section 8.5(a).

Affiliate:  Affiliate of a Person means any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person in question.

Agreement:  This Purchase and Contribution Agreement (including the Exhibits, Disclosure Schedules (but not the Metrópolis Disclosure Bundle), and other Schedules attached hereto).

Antitrust Resolution:  The resolution issued by the Tribunal de Defensa de la Libre Competencia of Chile on October 25, 2004, which became final and nonappealable on March 10, 2005 as a result of a ruling by the Chilean Supreme Court.

Basket Amount:  As defined in Section 8.6(a).

Basket Exceptions:  As defined in Section 8.6(a).

Business Day:  Any day other than Saturday, Sunday, and a day on which banks in Denver, Colorado, U.S.A. or Santiago, Chile are required or permitted to close.

CCC:  As defined in the preamble.

CCC Debt DPPO:  The assignment agreement, executed in the form of a public deed dated as of the date hereof, pursuant to which the Metrópolis/CCC Shareholder Debt is being assigned by CCInversiones to VTR, and in consideration therefor VTR is agreeing to pay to CCInversiones the amount of US$10,521,784.83, on the terms and conditions stated therein.

CCC Disclosure Schedule.  The schedule so named, dated the date hereof, delivered by CCC to VTR.

CCC Material Adverse Effect:  A Material Adverse Effect with respect to CCC.

CCC Subscription and Transfer Agreement:  As defined in Section 2.4(a)(ii).

CCC Waiver and Release:  As defined in Section 2.4(a)(vi).

CCInversiones:  As defined in the recitals.

Chile:  The Republic of Chile.

Chilean Pesos:  Pesos, the lawful currency of Chile.

Closing:  The closing of (a) the contribution by CCC of its Metrópolis Stock to VTR in exchange for VTR Stock, (b) the transfer by CCC of its single share of Proser Stock to Metrópolis, (c) the sale by CCInversiones of the Metrópolis/CCC Shareholder Debt to VTR pursuant to the CCC Debt DPPO, (d) the sale by Uno of its Metrópolis Stock to VTR in exchange for the Deferred Purchase Price, (e) the transfer by Uno of its single share of Proser Stock to VTR Net S.A., and (f) the sale by Uno of the Metrópolis/Uno Shareholder Debt to VTR pursuant to the Uno Debt DPPO.

Code:  The U.S. Internal Revenue Code of 1986.

Confidential VTR Information:  As defined in Section 6.1(a).

Contract:  Any note, bond, indenture, debenture, security agreement, trust agreement, mortgage, lease, contract, license, franchise, permit, guaranty, joint venture agreement, or other agreement, instrument, commitment, or obligation, whether oral or written.

Control:  The ability to direct or cause the direction (whether through the ownership of voting securities, by contract, or otherwise) of the management and policies of a Person or to control (whether affirmatively or negatively and whether through the ownership of voting securities, by contract, or otherwise) the decision of such Person to engage in the particular conduct at issue.  A Person will be rebuttably presumed to control an Entity if such Person owns, directly or indirectly through one or more intermediaries, (a) sufficient shares of stock or other equity interests of such Entity to allow such Person, under ordinary circumstances, to elect or direct the election of a majority of the members of the board of directors or other governing body of such Entity or (b) shares of stock or other equity interests of such Entity representing, in the aggregate, more than 50% of the aggregate outstanding economic interests in such Entity.

Controlled Affiliate:  A Controlled Affiliate of a Person means any Entity that is an Affiliate of such Person and that such Person directly, or indirectly through one or more intermediaries, Controls.

Corporations Law:  Chilean Law N°18,046 on Corporations (Ley de Sociedades Anónimas).

Deferred Purchase Price:  As defined in Section 2.2(b).

Disclosure Schedules:  Any of the CCC Disclosure Schedule, the Metrópolis Disclosure Schedule, the Uno Disclosure Schedule, and the VTR Disclosure Schedule, as applicable.

Dispute Resolution Agreement:  As defined in Section 2.4(a)(xi).

Dollars:  Dollars, the lawful currency of the U.S.

DPP Obligation:  As defined in Section 2.2(b).

Entity:  Any sociedad anónima, sociedad de responsabilidad limitada, corporation, general or limited partnership, limited liability company, joint venture, trust, association, unincorporated entity of any kind, or Governmental Authority.

Environmental Laws:  Any and all present Chilean Laws relating to the regulation or protection of the environment or human health or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment.

Equipment:  With respect to a System, all of such System’s equipment, including towers, tower equipment, antennas, above-ground and underground cable, distribution systems, head-end amplifiers, line amplifiers, earth satellite receiver stations and related equipment, microwave equipment, testing equipment, tools, inventory, spare parts, and all other tangible property and facilities owned, used or held for use in such System.

Filing:  Any written registration, declaration, application, or filing.

GAAP:  Generally accepted accounting principles as used in Chile as in effect on the date hereof.

Governing Documents:  The estatutos sociales, escritura de constitución social, articles or certificate of incorporation or association, general or limited partnership agreement, limited liability company or operating agreement, bylaws, or other governing documents of any Entity.

Governmental Authority:  Any Chilean national, regional, or local, or any foreign, court, governmental department, commission, authority, board, bureau, agency, official, or other instrumentality.

Guaranty:  As defined in Section 2.4(a)(xii).

Home Passed:  Each dwelling unit that can be connected to a System without the need of further extending the distribution plant; provided, however, that with respect to Video MMDS Subscribers, one home passed is equal to one Video MMDS Subscriber.

Improvements:  As defined in Section 4.7(c).

Indebtedness:  Without duplication, (a) all obligations created, issued, or incurred for borrowed money (whether by loan, the issuance and sale of debt securities, or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such other Person); (b) all obligations to pay the deferred purchase price or acquisition price of property or services (other than accrued expenses and trade accounts payable incurred in the ordinary course of business that are not more than 90 days past due); (c) all indebtedness evidenced by a note, bond, debenture, or similar instrument; (d) the principal amount of all obligations under or in respect of leases capitalized in accordance with GAAP; (e) all obligations in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions; (f) all payment obligations under any interest rate protection agreements, currency hedge agreements, and similar agreements to the extent constituting a liability under GAAP; and (g) all obligations under guarantees with respect to any of the foregoing.

Indemnified Party:  As defined in Section 8.5(a).

Indemnifying Party:  As defined in Section 8.5(a).

Intellectual Property:  All of the following: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including source code, executable code, data, databases, and related documentation), (g) all material advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments of any of the foregoing (in whatever form or medium).

Internet Subscriber:  A dwelling unit or commercial unit with one or more cable modems connected to a System, where a customer has requested and is receiving Internet access services through such cable modem(s), including as part of any bundling arrangement with a third party.  For purposes of this definition, any unit receiving such services without an obligation to pay consideration or fees therefor shall not be considered an Internet Subscriber.

Judgment:  Any judgment, writ, order, decree, injunction, award, restraining order, or ruling of or by any court, judge, justice, arbitrator, or magistrate, including any bankruptcy court or judge, and any writ, order, decree, or ruling of or by any Governmental Authority.

Law:  Any Chilean national, regional, or local, or any foreign, statute, code, ordinance, rule, regulation, Judgment, regulatory agreement with a Governmental Authority, or general principle of common or civil law or equity.

Legal Proceedings:  Any private or governmental action, suit, complaint, arbitration, legal, or administrative proceeding or investigation.

Licenses:  All franchises, concessions, licenses, permits, authorizations, certificates, variances, exemptions, consents, leases, rights of way, easements, instruments, orders, and approvals issued by any Governmental Authority.

Lien:  Any (a) security agreement, conditional sale agreement, or other title retention agreement; (b) lease, consignment, or bailment given for security purposes; and (c) lien, charge, restrictive agreement, prohibition against transfer, mortgage, pledge, option, encumbrance, adverse interest, security interest, claim, attachment, exception to or defect in title, or other ownership interest (including reservations, rights of entry, possibilities of reverter, encroachments, easements, rights of way, restrictive covenants, leases, and Licenses granted to other Persons) of any kind, but excluding any of the foregoing created or imposed by or pursuant to this Agreement or any other Transaction Document.

LMC:  Liberty Media Corporation, a Delaware U.S.A. corporation.

LMI:  Liberty Media International, Inc., a Delaware U.S.A. corporation.

LMINT:  Liberty Media International Holdings, LLC, a Delaware U.S.A. limited liability company.

LMINT/LMC Waiver and Release:  As defined in Section 2.4(a)(vii).

Losses:  Losses, liabilities, damages, dues, deficiencies, assessments, Liens, fines, interest, penalties, costs, expenses, and obligations, including amounts reasonably paid in settlement, prosecuting, defending, or otherwise, and reasonable legal, accounting, experts, and other fees, costs, and expenses, in connection with claims, actions, suits, proceedings, hearings, investigations, charges, complaints, demands, injunctions, Judgments, orders, decrees, and rulings.

Material Adverse Change or Material Adverse Effect:  With respect to any Person, (a) any event, change, or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, or results of operations, of such Person and its Subsidiaries (with such Subsidiaries being determined immediately prior to the Closing), taken as a whole, except to the extent that such change, event, or effect is attributable to or results from (i) changes affecting the securities or capital markets or economic conditions generally in the country or countries in which such Person or group of Persons conduct their businesses, (ii) changes affecting the industries in which such Person or group of Persons operate generally (as opposed to changes affecting any such Person or group of Persons specifically or predominantly), (iii) the effect of the public announcement of this Agreement or the pendency of the transactions contemplated hereby and by the other Transaction Documents, or (iv) changes in GAAP or in generally accepted accounting principles in the U.S.A., or (b) if such Person is a Party hereto or a party to any other Transaction Document, any event, change, or circumstance that has a material adverse effect on the ability of such Person to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the other Transaction Documents, as applicable.

Metrópolis:  As defined in the recitals.

Metrópolis Audited Balance Sheet Date:  As defined in Section 4.6(a).

Metrópolis Audited Consolidated Balance Sheets:  As defined in Section 4.6(a).

Metrópolis/CCC Shareholder Debt:  The Indebtedness owed by Metrópolis to CCInversiones represented by the Acknowledgement of Debt (Reconocimiento de Deuda), dated as of the date hereof, pursuant to which Metrópolis acknowledged its debt to CCC in the amount of $6,060,758,500 Chilean Pesos.

Metrópolis Confidentiality Agreements:  The Confidentiality Agreement dated as of March 24, 2004 between Metrópolis and ULA, and the Confidentiality Agreement dated as of February 11, 2005 between Metrópolis and VTR relating to the confidential information of Metrópolis.

Metrópolis Credit Agreement:  The Contrato de Crédito Sindicado, dated as of June 8, 2001, among Metrópolis, as borrower, and Banco Santiago, Banco del Estado de Chile, Banco de Crédito e Inversiones, and Corpbanca, as lenders, including any related notes, guarantees, collateral documents, instruments, and agreements executed in connection therewith.

Metrópolis Disclosure Bundle:  The collection of documents so named, dated the date hereof, delivered by Uno and CCC to VTR.

Metrópolis Disclosure Schedule:  The schedule so named, dated the date hereof, delivered by Uno and CCC to VTR.

Metrópolis Equity Affiliate:  As defined in Section 4.5(a).

Metrópolis Financial Statements:  As defined in Section 4.6(a).

Metrópolis Investment:  As defined in Section 4.5(a).

Metrópolis Investment Agreements:  As defined in Section 4.5(a).

Metrópolis Leased Real Property:  All real property and interests in real property leased by Metrópolis or Proser or used by Metrópolis or Proser and material to its business and not otherwise owned (together with all buildings, structures, improvements, and fixtures located thereon, and all easements and other rights and interests appurtenant thereto).

Metrópolis Licensed Intellectual Property:  As defined in Section 4.9.

Metrópolis Material Adverse Effect:  A Material Adverse Effect with respect to Metrópolis.

Metrópolis Owned Intellectual Property:  As defined in Section 4.9.

Metrópolis Owned Real Property:  All real property and interests in real property owned by Metrópolis or Proser (together with all buildings, structures, improvements, and fixtures located thereon, and all easements and other rights and interests appurtenant thereto).

Metrópolis Stock:  The registered shares of Metrópolis.

Metrópolis Stub Period:  As defined in Section 4.6(a).

Metrópolis Unaudited Balance Sheet Date:  As defined in Section 4.6(a).

Metrópolis Unaudited Consolidated Balance Sheet:  As defined in Section 4.6(a).

Metrópolis/Uno Shareholder Debt:  The Indebtedness owed by Metrópolis to Uno represented by the Acknowledgement of Debt (Reconocimiento de Deuda), dated as of the date hereof, pursuant to which Metrópolis acknowledged its debt to Uno in the amount of $6,060,758,500 Chilean Pesos.

Net Debt:  On any date of determination, the result of (a) the aggregate amount of Indebtedness minus (b) the aggregate amount of cash and cash equivalents.

Nondisclosure Agreement.  The Nondisclosure Agreement dated as of December 29, 2003 between Bitrán & Asociados and UGC.

Observado Exchange Rate: The Observado Exchange Rate means, for any given date, the exchange rate Chilean Pesos/Dollars published by the Central Bank of Chile in the Official Gazette for such date, pursuant to Chapter I of Title I of the Compendium of Foreign Exchange Regulations (or, if the Central Bank of Chile ceases to publish such exchange rate, the exchange rate replacing such exchange rate).  If the Observado Exchange Rate is not so available for any reason, the Observado Exchange Rate will mean the Observado Exchange Rate published in the manner set forth above on the Business Day immediately preceding such date.

Official Gazette:  The Diario Oficial de la República de Chile.

Party or Parties:  As defined in the preamble.

Permitted Liens: With respect to any Person, the following Liens: (a) Liens for Taxes, assessments, or other governmental charges or levies not yet due and payable or that are being contested in good faith through appropriate proceedings and for which appropriate reserves (as determined on a GAAP basis) have been established; (b) Liens of carriers, warehousemen, mechanics, materialmen, and landlords incurred in the ordinary course of business for sums not yet due; (c) Liens incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases, and Contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; (d) purchase money security interests or Liens on property acquired or held by the applicable Person in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property; and (e) easements, restrictions, and other minor defects of title that are not, in the aggregate, material or which do not, individually or in the aggregate, materially and adversely affect the value of the property affected thereby.

Person:  Any natural person or Entity.

Post-Closing Period:  Any period that begins after the date hereof and, with respect to any period that begins before the date hereof and ends after the date hereof, the portion of that period beginning after the date hereof.

Pre-Closing Period:  Any period that ends on or prior to the date hereof and, with respect to any period that begins before the date hereof and ends after the date hereof, the portion of that period ending on the date hereof.

Preemptive Rights:  The preferred rights that the shareholders of a sociedad anónima have, pursuant to Article 25 of the Corporations Law, entitling them to purchase newly issued shares of such sociedad anónima in accordance with their pro rata shareholding.

Proser:  As defined in the recitals.

Proser Stock:  The registered shares of Proser.

Put Agreement:  As defined in Section 2.4(a)(viii).

Required CCC Consents:  Any required notices, Filings, consents, approvals, or waivers set forth in Section 3.1(d) of the CCC Disclosure Schedule.

Required Consents:  Any of the Required CCC Consents, the Required Metrópolis Consents, the Required Uno Consents, and the Required VTR Consents, as applicable.

Required Metrópolis Consents:  Any required notices, Filings, consents, approvals, or waivers set forth in Section 4.3(a) of the Metrópolis Disclosure Schedule.

Required Uno Consents:  Any required notices, Filings, consents, approvals, or waivers set forth in Section 3.1(d) of the Uno Disclosure Schedule.

Required VTR Consents:  Any required notices, Filings, consents, approvals, or waivers set forth in Section 3.2(d) of the VTR Disclosure Schedule.

Restriction:  With respect to any share capital, partnership interest, membership right or membership interest in a limited liability company, or other equity interest or security, any voting or other trust or agreement, option, warrant, preemptive right (other than Preemptive Rights pursuant to the Corporations Law), right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney, or other Contract (but excluding this Agreement and the other Transaction Documents), or any License that, conditionally or unconditionally, (a) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of or issue, or otherwise gives or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may give any Person the right to acquire (i) any such share capital, partnership interest, membership right or membership interest in a limited liability company, or other equity interest or security; (ii) any proceeds of, or any distributions paid or that are or may become payable with respect to, any such share capital, partnership interest, membership right or membership interest in a limited liability company, or other equity interest or security; or (iii) any interest in such share capital, partnership interest, membership right or membership interest in a limited liability company, or other equity interest or security or any such proceeds or distributions; (b) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such share capital, partnership interest, membership right or membership interest in a limited liability company, or other equity interest or security or any such proceeds or distributions; or (c) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to create a Lien or purported Lien affecting such share capital, partnership interest, membership right or membership interest in a limited liability company, or other equity interest or security, proceeds or distributions; provided, however, that for all purposes of this Agreement, the Antitrust Resolution will not be considered to constitute or impose a Restriction.

RGU:  Separately, a Video Cable Subscriber, Video MMDS Subscriber, Internet Subscriber, or Telephone Subscriber.  A customer may constitute one or more RGUs.  For example, if a residential customer subscribes to cable television service (whether by cable or multipoint microwave (wireless) distribution systems), voice service and Internet access service, the customer constitutes three RGUs.

Services:  Collectively, (a) cable television services, whether such services include basic or premium programming, expanded basic programming, or lifeline service representing the lowest regulated tier of video services; (b) Internet access services received through one or more cable modems connected to a broadband network; and (c) voice services through a broadband network.

Shareholders Agreement:  As defined in Section 2.4(a)(v).

Strategic Contracts:  Collectively, (a) the following Contracts: (i) the Contrato de Uso y Goce de Canalizaciones, Fibra Oscura y Espacios, dated July 3, 2000; (ii) the Contrato de Uso y Goce de Fibra Oscura y Espacios, dated January 10, 2003; (iii) the Contrato de Uso y Goce de Red, Fibra Oscura y Espacios en Concepción, dated January 10, 2003; (iv) the Contrato, dated July 31, 2003; (v) the Contrato de Prestación de Servicios, dated July 20, 2004; (vi) the Contrato de Agente Autorizado de Ventas, dated August 1, 2003; and (vii) the Contrato de Servicio Megavía DSL, dated March 14, 2003; (b) the Acuerdo Comercial para la Prestación de Servicios de Transporte y Distribución de las Señales de Televisión por Cable, dated January 7, 1997, between Televisión y Telecomunicaciones Manquehue S.A. and Metrópolis; (c) the Contrato sobre Transmisión de Telefonía IP, dated June 10, 2003, between Metrópolis and Voissnet S.A.; and (d) the Contrato, dated November 14, 2003, between Metrópolis and Telefónica del Sur S.A.

Subsidiary:  With respect to any Person:

(a)           a corporation a majority in voting power of whose share capital with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, without regard to whether the voting of such stock is subject to a voting agreement or similar Restriction,

(b)           a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (i) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (ii) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or

(c)           any Entity (other than a corporation, partnership, or limited liability company) in which such Person, a Subsidiary of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (i) the power to elect or direct the election of a majority of the members of the governing body of such Person (whether or not such power is subject to a voting agreement or similar Restriction) or (ii) in the absence of such a governing body, at least a majority ownership interest.

System:  A broadband communications system, including cable and fiber-optic broadband networks, multipoint microwave (wireless) distribution systems, and all related Equipment.

Tax or Taxes:  All taxes, however denominated, including any monetary adjustments, interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any Tax Authority, which taxes include, without limiting the generality of the foregoing, all income or profits taxes, payroll and employee withholding taxes, unemployment insurance, social security taxes, income withholding taxes, sales and use taxes, value added taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business or municipal license (patente municipal) taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, severance taxes, production taxes, transfer taxes, workers’ compensation, governmental charges, and other obligations of the same or of a similar nature to any of the foregoing.

Tax Authority:  Any national, regional, local, or municipal or other governmental body or authority of any kind with the power to impose any Tax.

Tax Liability Issue:  As defined in Section (b)(ii) of the “Tax Controversies” section of Schedule C (“Tax Matters”).

Tax Proceeding:  As defined in Section (b)(ii) of the “Tax Controversies” section of Schedule C (“Tax Matters”).

Tax Returns:  All returns, declarations, reports, forms, claims for refund, estimates, information returns, and statements and other documentation, including amendments, required to be maintained or filed with or supplied to any Tax Authority in connection with any Taxes.

Telephone Subscriber:  A dwelling unit or commercial unit connected to a System, where a customer has requested and is receiving voice services, including as part of any bundling arrangement with a third party.  For purposes of this definition, any unit receiving such services without an obligation to pay consideration or fees therefor shall not be considered a Telephone Subscriber.

Term Sheet:  The Term Sheet for Metrópolis/VTR Merger dated January 23, 2004 among LMINT, LMC, and CristalChile Comunicaciones S.A.

Transaction Documents:  This Agreement, the Shareholders Agreement, the Put Agreement, the Dispute Resolution Agreement, the Guaranty, the CCC Subscription and Transfer Agreement, the Uno Transfer Agreement, the CCC Waiver and Release, the LMINT/LMC Waiver and Release, the VTR Loan, the CCC Debt DPPO, and the Uno Debt DPPO, and any and all other documents, instruments, and agreements being or to be executed and delivered in connection with the transactions contemplated hereby (including in connection with the satisfaction of each Party’s conditions hereunder) or thereby.

Transferor or Transferors:  As defined in the preamble.

Transferor Indemnified Parties or Transferor Indemnified Party:  As defined in Section 8.4(a).

Two-Way Home Passed:  Each Home Passed that may receive the installation of a two-way addressable set-top converter, cable modem, transceiver, and/or voice port which, in most cases, allow for the provision of video programming and Internet access services, and in some cases voice services.

UGC:  UnitedGlobalCom, Inc., a Delaware U.S.A. corporation.

UGC/LMI Merger Agreement:  The Agreement and Plan of Merger, dated as of January 17, 2005, by and among New Cheetah, Inc., a Delaware corporation, LMI, UGC, Cheetah Acquisition Corp., a Delaware corporation, and Tiger Global Acquisition Corp., a Delaware corporation.

ULA:  United Latin America, Inc., a Colorado U.S.A. corporation.

United Chile:  United Chile, Inc., a Colorado U.S.A. corporation.

United Chile Ventures:  United Chile Ventures Inc., a Cayman Islands corporation.

Uno:  As defined in the preamble.

Uno Debt DPPO:  The assignment agreement, executed in the form of a public deed dated as of the date hereof, pursuant to which the Metrópolis/Uno Shareholder Debt is being assigned by Uno to VTR, and in consideration therefor VTR is agreeing to pay to Uno the amount of US$12,519,714.38, on terms and conditions substantially similar to the DPP Obligation.

Uno Disclosure Schedule.  The schedule so named, dated the date hereof, delivered by Uno to the other Parties.

Uno Material Adverse Effect:  A Material Adverse Effect with respect to Uno.

Uno Transfer Agreement:  As defined in Section 2.2(b).

U.S. or U.S.A.:  The United States of America.

US$:  Dollars.

Video Cable Subscriber:  A dwelling unit or commercial unit where a customer has requested and is receiving basic cable video programming services, counted on a per-connection basis, including as part of any bundling arrangement with a third party; provided, however, that commercial contracts with parties such as hotels and hospitals are counted on an equivalent bulk unit (EBU) basis, with EBU being calculated by dividing the bulk price charged to accounts in the area in which the commercial facility is located by the most prevalent price charged to non-bulk residential customers in that area for the comparable tier of service.  For purposes of this definition, any unit receiving such service without an obligation to pay consideration or fees therefor shall not be considered a Video Cable Subscriber.

Video MMDS Subscriber:  A dwelling unit or commercial unit where a customer has requested and is receiving video programming services via a multipoint microwave (wireless) distribution system.  For purposes of this definition, any unit receiving such services without an obligation to pay consideration or fees therefor shall not be considered a Video MMDS Subscriber.

VTR:  As defined in the preamble.

VTR Audited Balance Sheets:  As defined in Section 5.4(a).

VTR Audited Balance Sheet Date:  As defined in Section 5.4(a).

VTR Capital Increase:  As defined in Section 6.6.

VTR Capital Reduction Debt:  The Indebtedness owed by VTR to United Chile and United Chile Ventures in respect of the capital reductions approved by the general shareholders meeting of VTR on February 16, 2005, and March 28, 2005, in the amounts of $18,390,159,200 Chilean Pesos and $19,925,250,000 Chilean Pesos, respectively.

VTR Confidentiality Agreement:  The Confidentiality Agreement dated as of February 11, 2005 between Metrópolis and VTR relating to the confidential information of VTR.

VTR Credit Agreement:  The Modificación y Reprogramación de Contratos de Préstamos, Contrato de Préstamo y Contrato de Apertura de Crédito, dated as of the date hereof, among VTR, as borrower, Scotiabank Sud Americano, Banco Bice, and Citibank, N.A., Agencia en Chile, as lenders, and Citibank, N.A., Agencia en Chile, as administrative agent and collateral agent, including any related notes, guarantees, collateral documents, instruments, and agreements executed in connection therewith, as such agreement and/or related documents may be amended, restated, supplemented, renewed, replaced, or otherwise modified from time to time whether or not with the same lenders or agents, and irrespective of any changes in the terms and conditions thereof.

VTR Disclosure Schedule.  The schedule so named, dated the date hereof, delivered by VTR to the other Parties.

VTR Financial Statements:  As defined in Section 5.4(a).

VTR Indemnified Parties or VTR Indemnified Party:  As defined in Section 8.2(a).

VTR Leased Real Property:  All real property and interests in real property leased by VTR or any of its Subsidiaries or used by VTR or any of its Subsidiaries and material to their businesses taken as a whole and not otherwise owned (together with all buildings, structures, improvements, and fixtures located thereon, and all easements and other rights and interests appurtenant thereto).

VTR Licensed Intellectual Property:  As defined in Section 5.7.

VTR Material Adverse Effect:  A Material Adverse Effect with respect to VTR.

VTR Owned Intellectual Property:  As defined in Section 5.7.

VTR Owned Real Property:  All real property and interests in real property owned by VTR or any of its Subsidiaries (together with all buildings, structures, improvements, and fixtures located thereon, and all easements and other rights and interests appurtenant thereto).

VTR Loan:  As defined in Section 6.7.

VTR Stock:  The registered shares of VTR.

VTR Unaudited Balance Sheet:  As defined in Section 5.4(a).

VTR Unaudited Balance Sheet Date:  As defined in Section 5.4(a).

ARTICLE II
ACQUISITION; CLOSING

Section 2.1             Contribution; Purchase and Sale.

(a)           On and subject to the terms and conditions of this Agreement, simultaneously with the execution and delivery of this Agreement by the Parties, (i) CCC is contributing as equity to VTR all of the shares of Metrópolis Stock owned by CCC, and VTR is issuing shares of VTR Stock specified in Section 2.2(a) as consideration therefor; (ii) CCC is transferring to Metrópolis the single share of Proser Stock owned by CCC; and (iii) CCC is causing CCInversiones to sell to VTR the Metrópolis/CCC Shareholder Debt pursuant to the CCC Debt DPPO.

(b)           On and subject to the terms and conditions of this Agreement, simultaneously with the execution and delivery of this Agreement by the Parties, (i) VTR is purchasing from Uno, and Uno is selling to VTR, all but one of the shares of Metrópolis Stock owned by Uno, for the consideration specified in Section 2.2(b); (ii) Uno is transferring to VTR Net S.A. a single share of Metrópolis Stock owned by Uno; (iii) Uno is transferring to VTR Net S.A. the single share of Proser Stock owned by Uno; and (iv) Uno is selling to VTR the Metrópolis/Uno Shareholder Debt pursuant to the Uno Debt DPPO.

Section 2.2             Issuance of VTR Stock; Purchase Price.

(a)           Simultaneously with the execution and delivery of this Agreement by the Parties, and in consideration for the shares of Metrópolis Stock being contributed by CCC to VTR pursuant to Section 2.1(a), VTR is issuing to CCC shares of VTR Stock equal to 20% of the outstanding share capital of VTR immediately after such issuance.

(b)           The purchase price being paid by VTR to Uno under this Agreement, and in consideration for the shares of Metrópolis Stock being sold by Uno to VTR pursuant to

Section 2.1(b), is US$121,550,625.00 (the “Deferred Purchase Price”).  The Deferred Purchase Price must be paid on or before the fourth anniversary of the date hereof, under the terms and conditions of the share transfer agreement being executed and delivered by VTR and Uno by means of a public deed in the form attached hereto as Exhibit A (the “Uno Transfer Agreement”), which evidences, among other matters: (i) the transfer by Uno, and the acquisition by VTR, of all of the issued and outstanding shares of Metrópolis Stock owned by Uno (except for the one share of Metrópolis Stock being transferred to VTR Net S.A. pursuant to Section 2.1(b)); and (ii) the obligation (the “DPP Obligation”) of VTR to pay Uno the Deferred Purchase Price for such shares, on the terms and conditions described therein.  Notwithstanding any other provision of this Agreement, the Uno Transfer Agreement and Uno’s rights thereunder will be freely transferable and assignable by Uno and by subsequent holders thereof to any Person, subject to the VTR Credit Agreement.

Section 2.3             Closing. The execution and delivery of this Agreement by the Parties and the Closing are taking place simultaneously at the offices of Carey y Cía. Ltda., located at Miraflores 222, 24th Floor, Santiago, Chile.

Section 2.4             Closing Deliveries. At the Closing:

(a)           CCC Closing Deliveries.  Simultaneously with the execution and delivery of this Agreement by the Parties, (1) CCC is contributing as equity, transferring, assigning, conveying, and delivering to VTR, in exchange for newly issued shares of VTR Stock, all of the shares of Metrópolis Stock owned by CCC; (2) CCC is transferring, assigning, conveying, and delivering to Metrópolis the single share of Proser Stock owned by CCC, in each of the preceding clauses (1) and (2) free and clear of all Liens and Restrictions other than Liens or Restrictions (w) created by this Agreement or any of the other Transaction Documents, (x) imposed by the Governing Documents of Metrópolis or Proser generally on all shares of Metrópolis Stock or Proser Stock, as applicable, (y) imposed by VTR or any of its Subsidiaries, or (z) Preemptive Rights pursuant to the Corporations Law; and (3) CCC is causing CCInversiones to sell to VTR the Metrópolis/CCC Shareholder Debt pursuant to the CCC Debt DPPO.  In connection with the foregoing, CCC is delivering or causing to be delivered:

(i)            to VTR, certificates representing all of the issued and outstanding shares of Metrópolis Stock owned by CCC;

(ii)           to VTR, a counterpart of the subscription and transfer agreement in the form attached hereto as Exhibit B (the “CCC Subscription and Transfer Agreement”), duly executed by CCC and evidencing: (A) the issuance and delivery to CCC of, and the subscription by CCC for, VTR Stock equal to 20% of the outstanding VTR Stock immediately after the Closing; and (B) in consideration for the subscription of the VTR Stock, the contribution and transfer by CCC to VTR of all of the issued and outstanding shares of Metrópolis Stock owned by CCC;

(iii)          to VTR, a share transfer document (traspaso de acciones) evidencing the transfer to Metrópolis of the single share of Proser Stock owned by CCC, duly executed by CCC and Metrópolis;

(iv)          to VTR, the CCC Debt DPPO, duly executed by CCInversiones;

(v)           to VTR, United Chile, and United Chile Ventures, counterparts of the Shareholders Agreement in the form attached hereto as Exhibit C (the “Shareholders Agreement”), duly executed by CCC;

(vi)          to LMINT, a counterpart of the waiver and release in the form attached hereto as Exhibit D (the “CCC Waiver and Release”), duly executed by CCC;

(vii)         to LMINT and LMC, a counterpart of the waiver and release in the form attached hereto as Exhibit E (the “LMINT/LMC Waiver and Release”), duly executed by CCC;

(viii)        to UGC, a counterpart of the Put Agreement in the form attached hereto as Exhibit F (the “Put Agreement”), duly executed by CCC;

(ix)           to VTR, all of the following, to the extent that they are in the possession of CCC, Metrópolis, Proser, or any of their respective Affiliates:  shareholders registries of Metrópolis and Proser, minutes of meetings of each of the board of directors and the shareholders of Metrópolis and Proser, and all other books and records of Metrópolis and Proser, except to the extent any of such items are required by applicable Law to remain at the offices of Metrópolis or Proser;

(x)            [Intentionally omitted]

(xi)           to United Chile, United Chile Ventures, VTR, and Uno, counterparts of the Dispute Resolution Agreement in the form attached hereto as Exhibit G (the “Dispute Resolution Agreement”), duly executed by CCC and CCInversiones;

(xii)          to LMI, the Guaranty in the form attached hereto as Exhibit H (the “Guaranty”), duly executed by CCC;

(xiii)         to VTR, evidence that (A) Cordillera Comunicaciones Holding Limitada and its Subsidiary Cordillera Comunicaciones Limitada have been dissolved and liquidated and the shares of Metrópolis Stock and Proser Stock that were owned by Cordillera Comunicaciones Holding Limitada and its Subsidiary Cordillera Comunicaciones Limitada have been distributed one half to CristalChile Comunicaciones S.A. and one half to Uno, and

(B) CristalChile Comunicaciones S.A. has been dissolved and that CCC has succeeded it in its ownship of the Metrópolis Stock and Proser Stock owned by it, in each case satisfactory to VTR in its reasonable discretion;

(xiv)        to VTR, a copy of the Metrópolis Disclosure Bundle, which copy has been reviewed and initialed by representatives of each Party in order to ensure that it is identical to the copies being retained by Uno and CCC; and

(xv)         to VTR or Uno, as applicable, such documents and instruments as VTR or Uno has reasonably requested, including any documents that VTR has reasonably requested for purposes of satisfying its obligations under the VTR Credit Agreement.

(b)           Uno Closing Deliveries.  Simultaneously with the execution and delivery of this Agreement by the Parties, (1) Uno is selling, transferring, assigning, conveying, and delivering to VTR all but one share of Metrópolis Stock owned by Uno, in exchange for the Deferred Purchase Price; (2) Uno is transferring, assigning, conveying, and delivering to VTR Net S.A. one share of Metrópolis Stock owned by Uno; (3) Uno is transferring, assigning, conveying, and delivering to VTR Net S.A. the single share of Proser Stock owned by Uno, in case of each of the preceding clauses (1), (2), and (3), free and clear of all Liens and Restrictions other than Liens or Restrictions (w) created by this Agreement or any of the other Transaction Documents, (x) imposed by the Governing Documents of Metrópolis or Proser generally on all shares of Metrópolis Stock or Proser Stock, as applicable, (y) imposed by VTR or any of its Subsidiaries, or (z) Preemptive Rights pursuant to the Corporations Law; and (4) Uno is selling to VTR the Metrópolis/Uno Shareholder Debt pursuant to the Uno Debt DPPO.  In connection with the foregoing, Uno is delivering or causing to be delivered:

(i)            to VTR, certificates representing all but one share of Metrópolis Stock owned by Uno, and the Uno Transfer Agreement, duly executed by Uno;

(ii)           to VTR, a share transfer document (traspaso de acciones) evidencing the transfer to VTR Net S.A. of one share of Metrópolis Stock owned by Uno, duly executed by Uno, and a share transfer document (traspaso de acciones) evidencing the transfer to VTR Net S.A. of the single share of Proser Stock owned by Uno, duly executed by Uno;

(iii)          to VTR, the Uno Debt DPPO, duly executed by Uno;

(iv)          to CCC, a counterpart of the CCC Waiver and Release, duly executed by LMINT and LMC;

(v)           to CCC, a counterpart of the LMINT/LMC Waiver and Release, duly executed by LMINT and LMC;

(vi)          to CCC, the Guaranty, duly executed by LMI;

(vii)         to United Chile, United Chile Ventures, VTR, CCC, and CCInversiones, counterparts of the Dispute Resolution Agreement, duly executed by Uno;

(viii)        to CCC and VTR, as applicable, a certificate from each of LMINT, LMC, and LMI, each dated the date hereof and signed by an appropriate and duly authorized officer or representative of such Entity, certifying that (A) such Entity is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization; (B) such Entity has all requisite corporate or other Entity power and authority to enter into, and to perform its obligations under, each Transaction Document being or to be executed and delivered by it; (C) the execution and delivery by such Entity of each Transaction Document being or to be executed and delivered by it, and the performance by it of its obligations under each Transaction Document being or to be executed and delivered by it, have been duly authorized by all requisite corporate or other Entity action; (D) each Transaction Document being or to be executed and delivered by such Entity has been or will be duly executed and delivered by it, and assuming the due execution and delivery by each other party thereto, each Transaction Document being or to be executed and delivered by it constitutes the legal, valid, and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium, or similar Laws affecting creditors’ rights generally; (E) except for those that have been obtained or made and those that by their nature are to be obtained or made after the date hereof, no consent, approval, or waiver of, notice to, or Filing with, any other Person is required, on behalf of such Entity in connection with the execution, delivery, or performance by it of the Transaction Document being or to be executed and delivered by it, or the consummation of the transactions contemplated thereby; and (F) the execution and delivery by such Entity of the Transaction Documents being or to be executed and delivered by it do not, and the performance by it of its obligations under the Transaction Documents being or to be executed and delivered by it, and the consummation of the transactions contemplated thereby do not and will not, (1) violate or conflict with any provision of its Governing Documents; (2) violate any of the terms, conditions, or provisions of any Law in effect on the date of this Agreement and applicable to such Entity, except that no representation is made with respect to any Law of any jurisdiction in which it does not, directly or through a Subsidiary, own assets or engage in business; (3) result in a violation or breach of, or (with or without the giving of notice or lapse of time or both) constitute a default (or give rise to any right of termination, cancellation, acceleration, repurchase, prepayment, repayment, or increased payments) under, or give rise to or accelerate any material obligation (including any obligation to, or to offer to, repurchase, prepay, repay, or make increased payments), or result in the loss or modification of any material benefit under, or pursuant to, any Contract to which it is a party or by which it or any of its assets is bound; or (4) with respect to LMINT and LMI, result in a Lien or Restriction (other than any Lien or Restriction of the type referred to in the first sentence of Section 3.1(g)) on any of the Metrópolis Stock or Proser Stock being acquired by VTR or VTR Net S.A. from Uno pursuant to this Agreement;

(ix)           to VTR, all of the following, to the extent that they are in the possession of Uno or any of its Affiliates (not including UGC or any of its Subsidiaries): shareholders registries of Metrópolis and Proser, minutes of meetings of each of the board of directors and the shareholders of Metrópolis and Proser, and all other books and records of Metrópolis and Proser, except to the extent any of such items are required by applicable Law to remain at the offices of Metrópolis or Proser;

(x)            [Intentionally omitted]

(xi)           to VTR, a copy of the Metrópolis Disclosure Bundle, which copy has been reviewed and initialed by representatives of each Party in order to ensure that it is identical to the copies being retained by Uno and CCC; and

(xii)          to VTR or CCC, as applicable, such other documents and instruments as VTR or CCC has reasonably requested, including any documents that VTR has reasonably requested for purposes of satisfying its obligations under the VTR Credit Agreement.

(c)           VTR Closing Deliveries.  Simultaneously with the execution and delivery of this Agreement by the Parties, (1) VTR is acquiring all of the shares of Metrópolis Stock owned by CCC, as specified in Section 2.4(a)(i) and Section 2.4(a)(ii); (2) Metrópolis is acquiring the single share of Proser Stock owned by CCC, as specified in Section 2.4(a)(iii); (3) VTR is acquiring the Metrópolis/CCC Shareholder Debt from CCInversiones pursuant to the CCC Debt DPPO, as specified in Section 2.4(a)(iv);

(4) VTR is acquiring all but one share of Metrópolis Stock owned by Uno, as specified in Section 2.4(b)(i); (5) VTR Net S.A. is acquiring one share of Metrópolis Stock owned by Uno, as specified in Section 2.4(b)(ii); (6) VTR Net S.A. is acquiring one share of Proser Stock owned by Uno, as specified in Section 2.4(b)(ii); and (7) VTR is acquiring the Metrópolis/Uno Shareholder Debt from Uno pursuant to the Uno Debt DPPO, as specified in Section 2.4(b)(iii).  In connection with the foregoing, VTR is delivering or causing to be delivered:

(i)            to CCC, certificates in the name of CCC representing shares of VTR Stock equal to 20% of the outstanding share capital of VTR immediately after the Closing free and clear of all Liens and Restrictions other than Liens or Restrictions (A) created by this Agreement or any of the other Transaction Documents, (B) imposed by the Governing Documents of VTR generally on all shares of VTR Stock, or (C) Preemptive Rights pursuant to the Corporations Law; and a counterpart of the CCC Subscription and Transfer Agreement, duly executed by VTR;

(ii)           to CCC, a counterpart of the Shareholders Agreement, duly executed by United Chile, United Chile Ventures, and VTR;

(iii)          to Uno, the Uno Transfer Agreement, duly executed by VTR;

(iv)          to Uno, the share transfer document (traspaso de acciones) referred to in Section 2.4(b)(ii) evidencing the transfer to VTR Net S.A. of one share of Metrópolis Stock owned by Uno, duly executed by VTR Net S.A.; and the share transfer document (traspaso de acciones) referred to in Section 2.4(b)(ii) evidencing the transfer to VTR Net S.A. of one share of Proser Stock owned by Uno, duly executed by VTR Net S.A.;

(v)           to CCC, a counterpart of the Put Agreement, duly executed by UGC;

(vi)          to Uno, CCC, and CCInversiones, counterparts of the Dispute Resolution Agreement, duly executed by United Chile, United Chile Ventures, and VTR;

(vii)         to CCC and Uno, as applicable, a certificate from each of UGC, ULA, United Chile, and United Chile Ventures, each dated the date hereof and signed by an appropriate and duly authorized officer or representative of such Entity, certifying that (A) such Entity has all requisite corporate power and authority to enter into, and to perform its obligations under, each Transaction Document to which it is or will be a party; (B) the execution and delivery by such Entity of each Transaction Document to which it is or will be a party, and the performance by it of its obligations under Transaction Documents to which it is or will be a party, have been duly authorized by all requisite corporate action; (C) each Transaction Document being or to be executed and delivered by such Entity has been, or will be, duly executed and delivered by it, and assuming the due execution and delivery by each other party thereto, each Transaction Document being or to be executed and delivered by it constitutes the legal, valid, and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium, or similar Laws affecting creditors’ rights generally; (D) except for those that have been obtained or made and those that by their nature are to be obtained or made after the date hereof, no consent, approval, or waiver of, notice to, or Filing with, any other Person is required on behalf of such Entity in connection with the execution, delivery, or performance by it of any Transaction Document being or to be executed and delivered by it, or the consummation of the transactions contemplated thereby; and (E) the execution and delivery by such Entity of the Transaction Documents being or to be executed and delivered by it do not, and the performance by it of its obligations under the Transaction Documents being or to be executed and delivered by it and the consummation of the transactions contemplated thereby do not and will not, (1) violate or conflict with any provision of its Governing Documents; (2) violate any of the terms, conditions, or provisions of any Law in effect on the date of this Agreement and applicable to such Entity, except that no representation is made with respect to any Law of any jurisdiction in which it does not, directly or through a Subsidiary, own assets or engage in business; or (3) result in a violation or breach of, or (with or without the giving of notice or lapse of time or both) constitute a default (or give rise to any right of termination, cancellation, acceleration, repurchase, prepayment, repayment, or increased payments) under, or give rise to or accelerate any material obligation (including any obligation to, or to offer to, repurchase, prepay, repay, or make increased payments), or result in the loss or modification of any material benefit under, or pursuant to, any Contract to which it is a party or by which it or any of its assets is bound;

(viii)        to CCC and Uno, the CCC Debt DPPO and the Uno Debt DPPO, respectively, in each case duly executed by VTR; and

(ix)           to Uno or CCC, as applicable, such other documents and instruments as Uno or CCC has reasonably requested.

Section 2.5             Term Sheet.  CCC, LMINT, and LMC hereby agree that upon the execution and delivery of this Agreement by the Parties and by LMINT and LMC, the Term Sheet is hereby terminated, and this Agreement and the other Transaction Documents contain, and are intended as, a complete statement of all of the terms of the agreements among LMINT, LMC, and the Parties with respect to the matters provided for in the Term Sheet, and supersede and discharge the Term Sheet.

Section 2.6             Prior Agreements.  LMC, Uno, and CCC hereby agree that upon the execution and delivery of this Agreement by the Parties and by LMC, all Contracts (other than this Agreement and the other Transaction Documents) relating to their ownership interests in Metrópolis and Proser, including (A) the Agreement, dated May 17, 2000, among CCC, CristalChile Comunicaciones S.A., Uno, and LMC, and (B) the Agreement, dated June 20, 2000, among CristalChile Comunicaciones S.A., Uno, and LMC, are hereby terminated.

Section 2.7             Metrópolis Confidentiality Agreements.  ULA, VTR, and Metrópolis hereby agree that upon the execution and delivery of this Agreement by the Parties and by ULA and Metrópolis, the Metrópolis Confidentiality Agreements are hereby terminated.

Section 2.8             UGC/LMI Merger Agreement.  For all purposes of the UGC/LMI Merger Agreement, including Section 7.3 thereof, LMI hereby consents to and approves this Agreement, the other Transaction Documents, and the transactions contemplated by this Agreement and the other Transaction Documents.

ARTICLE III
TRANSACTION REPRESENTATIONS AND WARRANTIES

Section 3.1             Transferor Representations and Warranties.  Each Transferor represents and warrants (as to itself only) to VTR that the statements contained in this Section 3.1 are correct and complete as of the date of this Agreement.

(a)           Organization.  It (i) is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization and (ii) has all requisite corporate or other Entity power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

(b)           Power and Authority.  (i) It has all requisite corporate or other Entity power and authority to enter into, and to perform its obligations under, this Agreement and each Transaction Document being or to be executed and delivered by it pursuant to this Agreement; and (ii) the execution and delivery by it of this Agreement and each Transaction Document to which it is or will be a party, and the performance by it of its obligations under this Agreement and each Transaction Document to which it is or will be a party, have been duly authorized by all requisite corporate or other Entity action.

(c)           Validity.  Each of this Agreement and the other Transaction Documents being or to be executed and delivered by it have been duly executed and delivered by it, and assuming the due execution and delivery by each other party hereto and thereto, this Agreement constitutes, and when executed and delivered by it pursuant to this

Agreement, each Transaction Document being or to be executed and delivered by it will constitute, the legal, valid, and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium, or similar Laws affecting creditors’ rights generally.

(d)           Consents.  Except for any required notices, Filings, consents, approvals, or waivers set forth in Section 3.1(d) of its Disclosure Schedule or that have been obtained or made, no consent, approval, or waiver of, notice to, or Filing with, any other Person is required, on behalf of it in connection with the execution, delivery, or performance by it of this Agreement or any of the other Transaction Documents being or to be executed and delivered by it, or the consummation of the transactions contemplated hereby and thereby.

(e)           No Conflicts.  The execution and delivery by it of this Agreement and the other Transaction Documents being or to be executed and delivered by it do not, and the performance by it of its obligations under this Agreement and the other Transaction Documents being or to be executed and delivered by it and the consummation of the transactions contemplated hereby and thereby do not and will not, (i) violate or conflict with any provision of its Governing Documents; (ii) violate any of the terms, conditions, or provisions of any Law in effect on the date of this Agreement or License to which it is subject or by which it or any of its assets is bound, except that no representation is made with respect to any Law of any jurisdiction in which it does not, directly or through a Subsidiary, own assets or engage in business; (iii) except as set forth in Section 3.1(e) of its Disclosure Schedule, result in a violation or breach of, or (with or without the giving of notice or lapse of time or both) constitute a default (or give rise to any right of termination, cancellation, acceleration, repurchase, prepayment, repayment, or increased payments) under, or give rise to or accelerate any material obligation (including any obligation to, or to offer to, repurchase, prepay, repay, or make increased payments), or result in the loss or modification of any material benefit under, or pursuant to, any Contract to which it is a party or by which it or any of its assets is bound; or (iv) result in a Lien or Restriction (other than any Lien or Restriction of the type referred to in the first sentence of Section 3.1(g)) on any of the Metrópolis Stock being acquired by VTR or VTR Net S.A. from it pursuant to this Agreement or on any of the Proser Stock being acquired by Metrópolis or VTR Net S.A. from it pursuant to this Agreement.

(f)            Brokers’ and Finders’ Fees.  There is no broker, finder, investment banker, or similar intermediary that has been retained by, or is authorized to act on behalf of, it or any of its Affiliates (other than Metrópolis and Proser, with respect to which Section 4.4 will apply, and with respect to Uno, not including UGC or any of its Subsidiaries) or any of their respective officers or directors who will be entitled to any fee or commission in connection with this Agreement or any other Transaction Document or upon consummation of the transactions contemplated hereby or thereby and which fee or commission could reasonably be expected to be or become a liability of UGC, any of UGC’s Subsidiaries, Metrópolis, or Proser.

(g)           Ownership of Metrópolis Stock and Proser Stock.  It is the owner of, and has good and valid title to, all of the shares of Metrópolis Stock and Proser Stock set forth next to its name on Schedule A, free and clear of all Liens and Restrictions other than Liens or Restrictions (i) created by this Agreement or any of the other Transaction Documents, (ii) imposed by the Governing Documents of Metrópolis or Proser generally on all shares of Metrópolis Stock or Proser Stock, as applicable, (iii) imposed by VTR or any of its Subsidiaries, or (iv) Preemptive Rights pursuant to the Corporations Law, and such shares of Metrópolis Stock or Proser Stock include all voting and dividend rights and interests in respect of capital, and corporate funds of any kind, purpose, or denomination, such as reserve, revaluation, credit, profit, and dividend funds, whether accumulated or not, that have not been distributed, even if agreements are pending with regard to their distribution or to which such Transferor is otherwise entitled as the owner thereof as of the date hereof, whether originating in the current business year or any previous business year.  There are no voting trusts, proxies, powers of attorney, or other agreements or understandings with respect to the voting of such Metrópolis Stock or Proser Stock, other than the agreements listed in Section 3.1(g) of its Disclosure Schedule, true, correct, and complete copies of which have been provided to VTR.  It does not own any of the share capital or any other interest in Metrópolis or Proser other than the Metrópolis Stock and the Proser Stock owned by it, as fully set forth on Schedule A.

(h)           Interested Party Transactions.  Other than transactions required or permitted by this Agreement or the other Transaction Documents, Section 3.1(h) of its Disclosure Schedule lists all Contracts between Metrópolis or Proser, on the one hand, and, on the other hand, (i) it or any of its Affiliates (other than Metrópolis or Proser, and with respect to Uno, not including UGC or any of its Subsidiaries) or (ii) any director, officer, or employee of it or any of its Affiliates (other than Metrópolis or Proser, and with respect to Uno, not including UGC or any of its Subsidiaries), in each case that has not yet been fully performed.

(i)            Investment Intent.  CCC is acquiring the VTR Stock pursuant to this Agreement for investment purposes only.

Section 3.2             VTR’s Representations and Warranties.  VTR represents and warrants to the Transferors that the statements contained in this Section 3.2 are correct and complete as of the date of this Agreement.

(a)           Organization.  It (i) is a sociedad anónima, duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization; and (ii) has all requisite corporate or other Entity power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

(b)           Power and Authority.  (i) It has all requisite corporate or other Entity power and authority to enter into, and to perform its obligations under, this Agreement and each Transaction Document being or to be executed and delivered by it pursuant to this Agreement; and (ii) the execution and delivery by it of this Agreement and each

Transaction Document to which it is or will be a party, and the performance by it of its obligations under this Agreement and each Transaction Document to which it is or will be a party, have been duly authorized by all requisite corporate or other Entity action.

(c)           Validity.  Each of this Agreement and the other Transaction Documents being or to be executed and delivered by it has been, or will be, duly executed and delivered by it, and assuming the due execution and delivery by each other party hereto and thereto, this Agreement constitutes, and when executed and delivered by it pursuant to this Agreement, each Transaction Document being or to be executed and delivered by it will constitute, the legal, valid, and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium, or similar Laws affecting creditors’ rights generally.

(d)           Consents.  Except for any required notices, Filings, consents, approvals, or waivers set forth in Section 3.2(d) of its Disclosure Schedule or that have been obtained or made, no consent, approval, or waiver of, notice to, or Filing with, any other Person is required, on behalf of it in connection with the execution, delivery, or performance by it of this Agreement or any of the other Transaction Documents being or to be executed and delivered by it, or the consummation of the transactions contemplated hereby and thereby.

(e)           No Conflicts.  The execution and delivery by it of this Agreement and the other Transaction Documents being or to be executed and delivered by it do not, and the performance by it of its obligations under this Agreement and the other Transaction Documents being or to be executed and delivered by it and the consummation of the transactions contemplated hereby and thereby do not and will not, (i) violate or conflict with any provision of its Governing Documents; (ii) violate any of the terms, conditions, or provisions of any Law in effect on the date of this Agreement or License to which it is subject or by which it or any of its assets is bound, except that no representation is made with respect to any Law of any jurisdiction in which it does not, directly or through a Subsidiary, own assets or engage in business; (iii) result in a violation or breach of, or (with or without the giving of notice or lapse of time or both) constitute a default (or give rise to any right of termination, cancellation, acceleration, repurchase, prepayment, repayment, or increased payments) under, or give rise to or accelerate any material obligation (including any obligation to, or to offer to, repurchase, prepay, repay, or make increased payments), or result in the loss or modification of any material benefit under, or pursuant to, any Contract to which it is a party or by which it or any of its assets is bound; or (iv) result in a Lien or Restriction (other than any Lien or Restriction created by this Agreement or any of the other Transaction Documents) on the DPP Obligation or on any of the VTR Stock being acquired by CCC pursuant to this Agreement.

(f)            Brokers’ and Finders’ Fees.  There is no broker, finder, investment banker, or similar intermediary that has been retained by, or is authorized to act on behalf of, it or UGC or any of UGC’s Subsidiaries or any of their respective officers or directors who will be entitled to any fee or commission in connection with this Agreement or any other

Transaction Document or upon consummation of the transactions contemplated hereby or thereby and which fee or commission could reasonably be expected to be or become a liability of any Transferor or any of its Affiliates (with respect to Uno, other than UGC or any of its Subsidiaries).

(g)           Interested Party Transactions.  Other than transactions required or permitted by this Agreement or the other Transaction Documents, Section 3.2(g) of its Disclosure Schedule lists all Contracts between it or any of its Subsidiaries, on the one hand, and, on the other hand, (i) UGC or any of UGC’s Subsidiaries (other than VTR or any of its Subsidiaries) or (ii) any director, officer, or employee of UGC or any of UGC’s Subsidiaries (other than VTR or any of its Subsidiaries), in each case that has not yet been fully performed.

(h)           Investment Intent.  VTR is acquiring the Metrópolis Stock pursuant to this Agreement for investment purposes only.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
REGARDING METRÓPOLIS AND PROSER

Each Transferor represents and warrants to VTR that the statements contained in this Article IV are correct and complete as of the date of this Agreement.

Section 4.1             Organization, Good Standing, and Authority.  Each of Metrópolis and Proser (a) is a sociedad anónima, duly organized, validly existing, and in good standing under Chilean Law, (b) has all requisite corporate or other Entity power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, and (c) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed and in good standing has not had and is not reasonably likely to have a Metrópolis Material Adverse Effect.

Section 4.2             Capitalization.  As of the date hereof, the share capital of Metrópolis is $115,691,111,254 Chilean Pesos, divided into 88,970,214 registered shares, all in a single series, with no preference, all of which are issued and outstanding.  All of the issued and outstanding shares of Metrópolis Stock are set forth on Schedule A, and the information set forth therein is true, correct, and complete.  All of such issued and outstanding shares are duly authorized, validly issued, and fully paid.  Except as set forth in Section 4.2 of the Metrópolis Disclosure Schedule, there are no other issued or outstanding share capital, subscriptions, options, warrants, puts, calls, trusts (voting or otherwise), rights, exchangeable or convertible securities, or other commitments or agreements of any nature relating to the share capital or other securities of or ownership interests in Metrópolis or obligating Metrópolis, at any time or upon the happening of any event, to issue, transfer, deliver, sell, repurchase, redeem, or otherwise acquire, or cause to be issued, transferred, delivered, sold, repurchased, redeemed, or otherwise acquired, any of its share capital, other securities, or ownership interests or any phantom shares, phantom equity interests, or stock or equity appreciation rights, or other ownership interests in Metrópolis or obligating Metrópolis to grant, extend, or enter into any such subscription, option, warrant, put, call, trust, right, exchangeable or convertible security, commitment, or agreement.

Section 4.3             Consents; No Conflicts.

(a)           Consents.  Except for any required notices, Filings, consents, approvals, or waivers set forth in Section 4.3(a) of the Metrópolis Disclosure Schedule, no consent, approval, or waiver of, notice to, or Filing with, any other Person is required, on behalf of Metrópolis in connection with any of the Transaction Documents being or to be executed and delivered by Metrópolis, or the consummation of the transactions contemplated hereby and thereby.

(b)           No Conflicts.  The execution and delivery of this Agreement and the other Transaction Documents being or to be executed and delivered by the Transferors do not, and the consummation of the transactions contemplated hereby and thereby do not and will not, (i) violate or conflict with any provision of the Governing Documents of Metrópolis or Proser; (ii) violate any of the terms, conditions, or provisions of any Law in effect on the date of this Agreement or License to which Metrópolis or Proser is subject or by which Metrópolis, Proser, or any of their respective assets is bound, except that no representation is made with respect to any Law of any foreign jurisdiction in which Metrópolis or Proser does not own assets or engage in business, (iii) except as set forth in Section 4.3(b)(iii) of the Metrópolis Disclosure Schedule, result in a violation or breach of, or (with or without the giving of notice or lapse of time or both) constitute a default (or give rise to any right of termination, cancellation, acceleration, repurchase, prepayment, repayment, or increased payments) under, or give rise to or accelerate any material obligation (including any obligation to, or to offer to, repurchase, prepay, repay, or make increased payments), or result in the loss or modification of any material benefit under, or pursuant to, any Contract to which Metrópolis or Proser is a party or by which Metrópolis, Proser, or any of their respective assets is bound, or (iv) result in any Lien or Restriction (other than any Liens or Restrictions created by this Agreement or any of the other Transaction Documents) on any of the Metrópolis Stock being acquired by VTR or VTR Net S.A. pursuant to this Agreement, or on any of the Proser Stock being acquired by Metrópolis or VTR Net S.A. pursuant to this Agreement, or on any of the assets of Metrópolis or Proser.

Section 4.4             Brokers’ and Finders’ Fees.  There is no broker, finder, investment banker, or similar intermediary that has been retained by, or is authorized to act on behalf of, Metrópolis or Proser or any of their respective officers or directors who will be entitled to any fee or commission in connection with this Agreement or any other Transaction Document or upon consummation of the transactions contemplated hereby or thereby and which fee or commission could reasonably be expected to be or become a liability of UGC, any of UGC’s Subsidiaries, Metrópolis, or Proser.

Section 4.5             Subsidiaries.

(a)           Section 4.5(a) of the Metrópolis Disclosure Schedule (i) lists the name and jurisdiction of organization of each Subsidiary of Metrópolis and each Entity (A) in which Metrópolis through one or more Subsidiaries owns an investment accounted for by the equity method (a “Metrópolis Equity Affiliate”), or (B) that has issued and sold any debt securities that are owned by Metrópolis or Proser, or otherwise owes any material Indebtedness to Metrópolis or Proser, (ii) describes the number and kind of (A) authorized and issued and outstanding equity interests or securities, including interests or securities convertible into or exchangeable or exercisable for any equity interest or security, in each Subsidiary and Metrópolis Equity Affiliate, and (B) debt securities owned by Metrópolis or Proser (as well as the debtors and amounts with respect to to any material Indebtedness otherwise owed to Metrópolis or Proser), in each case owned directly or indirectly by Metrópolis (each of clauses (A) and (B), a “Metrópolis Investment”), and (iii) lists all material Contracts to which Metrópolis or any of its Subsidiaries are parties evidencing such Metrópolis Investments, pursuant to which such Metrópolis Investments are held, evidencing Restrictions affecting such Metrópolis Investments or entered into in connection with the acquisition of such Metrópolis Investments (unless all liabilities, obligations, and commitments thereunder have been performed in full and there are no remaining liabilities, obligations, or commitments (actual, contingent, or otherwise) thereunder) (the “Metrópolis Investment Agreements”).  Except for Proser, Metrópolis does not have and has never had any Subsidiary, and except for Metrópolis Investments, Metrópolis does not have and has never had any direct or indirect investment accounted for by the equity method in any Entity, and except for Metrópolis Investments, neither Metrópolis nor Proser owns any debt securities or any other material Indebtedness owed to Metrópolis or Proser.

(b)           All Metrópolis Investments that are equity interests or securities, including interests or securities convertible into or exchangeable or exercisable for any equity interest or security, are duly authorized, validly issued, and fully paid.  Metrópolis or the applicable Subsidiary thereof has good and valid title to the Metrópolis Investments, free and clear of all Liens and Restrictions, other than Liens or Restrictions (i) set forth in Section 4.5(b) of the Metrópolis Disclosure Schedule, (ii) as created by this Agreement or any of the other Transaction Documents, (iii) as imposed by the Governing Documents of the applicable Subsidiary or Metrópolis Equity Affiliate generally on all equity interests or securities, including interests or securities convertible into or exchangeable or exercisable for any equity interest or security, of such Subsidiary or Metrópolis Equity Affiliate, (iv) imposed by VTR or any of its Subsidiaries, or (v) Preemptive Rights pursuant to the Corporations Law.  Except as set forth in Section 4.5(b) of the Metrópolis Disclosure Schedule, there are no other issued or outstanding equity interests or securities of any Subsidiary of Metrópolis or any Metrópolis Equity Affiliate, subscriptions, options, warrants, puts, calls, trusts (voting or otherwise), rights, exchangeable or convertible securities, or other commitments or agreements of any nature relating to the share capital or other securities or ownership interests of any such Subsidiary or Metrópolis Equity Affiliate or obligating any such Subsidiary or Metrópolis Equity Affiliate, at any time or upon the happening of any event, to issue, transfer, deliver, sell, repurchase, redeem, or otherwise acquire, or cause to be issued, transferred, delivered, sold, repurchased, redeemed, or otherwise acquired, any share capital or other securities or ownership interests of any such Subsidiary or Metrópolis Equity Affiliate, or any phantom shares, phantom equity interests, or stock or equity appreciation rights, or other ownership interests of any such Subsidiary or Metrópolis Equity Affiliate or obligating any such Subsidiary or Metrópolis Equity Affiliate to grant, extend, or enter into any such subscription, option, warrant, put, call, trust, right, exchangeable or convertible security, commitment, or agreement.  Except as set forth in Section 4.5(b) of the Metrópolis Disclosure Schedule, neither Metrópolis nor any of its Subsidiaries or Metrópolis Equity Affiliates owns or has any right to acquire, directly or indirectly, any outstanding share capital of, or other equity interests or securities in, any Entity other than Metrópolis Investments.

(c)           True, correct, and complete copies of the Metrópolis Investment Agreements are included as Section 4.5(c) of the Metrópolis Disclosure Bundle.  Except as set forth in Section 4.5(c) of the Metrópolis Disclosure Schedule, assuming the due execution and delivery by each of the other parties thereto, the Metrópolis Investment Agreements constitute legal, valid, and binding obligations of the other parties thereto, enforceable by Metrópolis or the applicable Subsidiary that is a party to such Metrópolis Investment Agreement in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium, or similar Laws affecting creditors’ rights generally (and such Transferor has no knowledge of any fact or circumstance that has occurred that would make any such Laws applicable).  Except as set forth in Section 4.5(c) of the Metrópolis Disclosure Schedule, there is no Legal Proceeding pending, or to the knowledge of such Transferor, threatened in writing relating to any of such Metrópolis Investments or Metrópolis Investment Agreements.

(d)           Each of Proser and, to the knowledge of such Transferor, each Metrópolis Equity Affiliate, (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate or other Entity power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased, or operated by it, or the nature of its activities make such qualification necessary.

Section 4.6             Financial Statements; Absence of Certain Developments; No Undisclosed Liabilities; Net Debt.

(a)           Metrópolis has delivered to VTR (i) the audited consolidated balance sheets (the “Metrópolis Audited Consolidated Balance Sheets”) of Metrópolis and Proser as of December 31, 2003 and 2004 (the latter date, the “Metrópolis Audited Balance Sheet Date”), (ii) the unaudited consolidated balance sheet (the “Metrópolis Unaudited Consolidated Balance Sheet”) of Metrópolis and Proser as of the end date of the most recent month available (the “Metrópolis Unaudited Balance Sheet Date”), but not earlier than February 28, 2005, (iii) the audited consolidated statements of income and cash flows of Metrópolis and Proser for the fiscal years ended on December 31, 2003 and

2004, (iv) the unaudited consolidated statement of income and cash flows of Metrópolis and Proser for the period (the “Metrópolis Stub Period”) beginning on the first day of the fiscal year in which the Metrópolis Unaudited Balance Sheet Date falls and ending on the Metrópolis Unaudited Balance Sheet Date, (v) the audited separate company balance sheet of Metrópolis and the unaudited separate company balance sheet of Proser as of December 31, 2003 and 2004, (vi) the unaudited separate company balance sheets of Metrópolis and Proser as of the Metrópolis Unaudited Balance Sheet Date, (vii) the audited separate company statements of income and cash flows of Metrópolis and the unaudited separate company statements of income and cash flows of Proser for the fiscal years ended on December 31, 2003 and 2004, and (viii) the unaudited separate company statements of income and cash flows of Metrópolis and Proser for the Metrópolis Stub Period (the foregoing financial statements, collectively, the “Metrópolis Financial Statements,” true, correct, and complete copies of all of which are included as Section 4.6(a) of the Metrópolis Disclosure Bundle).

(b)           Except (i) as set forth in Section 4.6(b) of the Metrópolis Disclosure Schedule, (ii) as described in the notes to the Metrópolis Financial Statements that are audited, (iii) to the extent that the unaudited interim statements do not include footnotes and other presentation items as required by GAAP, and (iv) in the case of the unaudited statements, for normal, year-end adjustments (which will not be material individually or in the aggregate), the Metrópolis Financial Statements have been prepared in accordance with GAAP applied on a consistent basis and fairly present the financial condition and results of operations and cash flows of Metrópolis and Proser as of the respective dates thereof and for the respective periods indicated therein.

(c)           Except as set forth in Section 4.6(c) of the Metrópolis Disclosure Schedule, since the Metrópolis Audited Balance Sheet Date, (i) Metrópolis and Proser have paid their respective accounts payable in a consistent and timely manner and neither Metrópolis nor Proser has altered any of its practices, policies, or procedures in paying its accounts payable, and (ii) no instance has occurred where Metrópolis or Proser took any action with regard to any account payable outside of the ordinary course of business consistent with past practice.

(d)           Without limiting the generality of Section 4.6(f), since the Metrópolis Audited Balance Sheet Date, except as set forth in Section 4.6(d) of the Metrópolis Disclosure Schedule and as otherwise permitted or required by this Agreement or the other Transaction Documents:

(i)            there has not been any loss, damage, or destruction to, or any interruption in the use of, any asset of Metrópolis or Proser (whether or not covered by insurance) having a net book value in excess of US$50,000 (or its equivalent in Chilean Pesos as of the date that is two Business Days prior to the date hereof);

(ii)           the business of Metrópolis and Proser has been operated only in the ordinary course consistent with past practice,

(iii)          neither Metrópolis nor Proser has sold, leased, transferred, assigned, or granted any license or sublicense with respect to any material assets, tangible or intangible, other than in the ordinary course of business consistent with past practice;

(iv)          neither Metrópolis nor Proser has imposed any Lien upon any of its tangible or intangible assets;

(v)           neither Metrópolis nor Proser has made any capital expenditures outside the ordinary course of business;

(vi)          neither Metrópolis nor Proser has (A) declared, approved, accrued, set aside, or paid any dividend or made any other distribution in respect of any share capital or other securities, or (B) repurchased, redeemed, or otherwise reacquired any share capital or other securities;

(vii)         neither Metrópolis nor Proser has purchased or otherwise acquired (in a single transaction or a series of related transactions) any asset (A) from any Transferor or any of their respective Affiliates (with respect to Uno, not including UGC or any of its Subsidiaries) for any amount of consideration, or (B) except for supplies acquired by Metrópolis and Proser in the ordinary course of business consistent with past practice, from one or more other Persons for consideration in excess of US$50,000 (or its equivalent in Chilean Pesos as of the date that is two Business Days prior to the date hereof);

(viii)        neither Metrópolis nor Proser has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other Indebtedness in excess of US$50,000 (or its equivalent in Chilean Pesos as of the date that is two Business Days prior to the date hereof);

(ix)           neither Metrópolis nor Proser has incurred, assumed, or otherwise become subject to any liability (in a single transaction or a series of related transactions) (A) to any Transferor or any of their respective Affiliates (with respect to Uno, not including UGC or any of its Subsidiaries) in any amount, or (B) to any other Person in excess of US$50,000 (or its equivalent in Chilean Pesos as of the date that is two Business Days prior to the date hereof);

(x)            there has been no material change in the accounting methods, practices, or policies of Metrópolis or Proser except as required by changes in GAAP; and

(xi)           neither Metrópolis nor Proser has agreed, committed, or offered (in writing or otherwise) to take any of the actions referred to in clauses (iii) through (x) above.

(e)           Except for (i) any liabilities set forth in Section 4.6(e) of the Metrópolis Disclosure Schedule, (ii) liabilities set forth or provided for on the Metrópolis Audited Consolidated Balance Sheet (including liabilities the amounts of which are set forth numerically in the notes thereto), (iii) liabilities that have arisen after the Metrópolis Audited Balance Sheet Date in the ordinary course of business consistent with past practice, and (iv) liabilities under the Contracts listed in Section 4.10(a) of the Metrópolis Disclosure Schedule and true, correct, and complete copies of which are included as Section 4.10(c) of the Metrópolis Disclosure Bundle, to the extent that the existence of such liabilities is reasonably ascertainable solely by reference to such Contracts, neither Metrópolis nor Proser has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes).

(f)            Since the Metrópolis Audited Balance Sheet Date, no event has occurred and no condition exists that, individually or together with other events and conditions, has had or, insofar as either Transferor can reasonably foresee, is reasonably likely to have, a Metrópolis Material Adverse Effect.

(g)           The Net Debt of Metrópolis and Proser on a consolidated basis does not exceed US$100,000,000.00 (or its equivalent in Chilean Pesos as of the date that is two Business Days prior to the date hereof).  Without limiting the generality of the preceding sentence, Section 4.6(g) of the Metrópolis Disclosure Schedule sets forth the aggregate amounts of Indebtedness (including a breakdown and description of the items under clauses (a) through (g) of the definition thereof), cash, and cash equivalents used by the Transferors in calculating such Net Debt.

Section 4.7             Real Property.

(a)           Section 4.7(a) of the Metrópolis Disclosure Schedule sets forth a true, correct, and complete list of all Metrópolis Owned Real Property, which list includes the address and description of each parcel of Metrópolis Owned Real Property.  Section 4.7(a) of the Metrópolis Disclosure Schedule also sets forth a true, correct, and complete list of all Metrópolis Leased Real Property, which list includes the address and description of each parcel of Metrópolis Leased Real Property.  All of the parcels of Metrópolis Owned Real Property and Metrópolis Leased Real Property are suitable and adequate for the conduct of their respective businesses as conducted thereon.  Metrópolis or Proser validly owns and has good and marketable title to all Metrópolis Owned Real Property and the right, enforceable against the relevant owners, to use all Metrópolis Leased Real Property as such Metrópolis Leased Real Property is currently being used, in each case free and clear of all Liens, except (i) Permitted Liens, (ii) such Liens as are set forth in Section 4.7(a) of the Metrópolis Disclosure Schedule, or (iii) Contracts set forth in Section 4.7(a) of the Metrópolis Disclosure Schedule.

(b)           Section 4.7(b) of the Metrópolis Disclosure Bundle includes true, correct, and complete copies of (i) all deeds and titles covering the period of 10 years previous to the date hereof of or pertaining to all Metrópolis Owned Real Property, and (ii) all Contracts relating to all Metrópolis Leased Real Property.  To the knowledge of such Transferor, no survey exists with respect to any Metrópolis Owned Real Property.

(c)           All buildings, structures, fixtures, building systems and equipment, and all components thereof (collectively, “Improvements”), included in the Metrópolis Owned Real Property and the Metrópolis Leased Real Property are in good condition and repair and sufficient for the operation of the business of Metrópolis and Proser.  There are no facts or conditions affecting any of such Improvements that would, individually or in the aggregate, interfere in any material respect with the use or occupancy of such Improvements or any portion thereof in the operation of the business of Metrópolis and Proser as currently conducted thereon.

(d)           Except as set forth in Section 4.7(d) of the Metrópolis Disclosure Schedule, neither Metrópolis nor Proser has received written notice of any condemnation, expropriation or other proceeding in eminent domain affecting any Metrópolis Owned Real Property or Metrópolis Leased Real Property or any portion of or interest in any of the foregoing.  There is no Judgment outstanding, nor any Legal Proceedings pending or, to the knowledge of such Transferor, threatened, relating to the ownership, lease, use, or occupancy of any Metrópolis Owned Real Property or Metrópolis Leased Real Property or any portion of any of the foregoing, or the operation of the business of Metrópolis and Proser as currently conducted thereon as such operation affects or relates to such ownership, lease, use, or occupancy.

(e)           The current use and occupancy of the Metrópolis Owned Real Property and the Metrópolis Leased Real Property, and the operation of the business of Metrópolis and Proser as currently conducted thereon, does not violate in any material respect any easement, covenant, condition, restriction or similar provision in any instrument of record or other unrecorded agreement affecting such Metrópolis Owned Real Property and Metrópolis Leased Real Property.

Section 4.8             Assets.  Except as set forth in Section 4.8 of the Metrópolis Disclosure Schedule, the assets (including buildings, equipment and other tangible assets, but for purposes of this Section 4.8 excluding all Metrópolis Owned Real Property, Metrópolis Leased Real Property, Metrópolis Owned Intellectual Property, and Metrópolis Licensed Intellectual Property) owned or leased by Metrópolis and Proser are suitable and adequate for the conduct of their respective businesses and Metrópolis or Proser has good and valid title to or valid leasehold or other contractual interests in all such assets that are material to its business, free and clear of all Liens (other than Permitted Liens) and Restrictions (other than Restrictions created by this Agreement or any of the other Transaction Documents).

Section 4.9             Intangible Property.  Section 4.9 of the Metrópolis Disclosure Schedule sets forth a true, correct, and complete list of all Intellectual Property that is material to the business of Metrópolis and Proser as currently conducted.  Except as set forth in Section 4.9 of the Metrópolis Disclosure Schedule, (a) either Metrópolis or Proser owns, and possesses legally enforceable rights to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of, and sublicense, without payment to any other Person, all such Intellectual Property that is owned by Metrópolis or Proser (“Metrópolis Owned Intellectual Property”), and the consummation of the Acquisition and the other transactions contemplated hereby does not and will not conflict with, alter, or impair any such rights; (b) either Metrópolis or Proser is licensed or otherwise possesses legally enforceable rights to use all such Intellectual Property that is not owned by Metrópolis or Proser (“Metrópolis Licensed Intellectual Property”), and the consummation of the Acquisition and the other transactions contemplated hereby does not and will not conflict with, alter, or impair any such rights; (c) all trademarks and domain names that comprise Metrópolis Owned Intellectual Property have been duly registered in, filed in, or issued by the appropriate Governmental Authority where such registration, filing, or issuance is necessary or appropriate for the conduct of the business of Metrópolis and Proser as currently conducted; (d) during the past two years, neither Metrópolis nor Proser has received any written communication from any Person asserting any ownership interest in any Metrópolis Owned Intellectual Property or claiming any infringement by any Metrópolis Owned Intellectual Property or Metrópolis Licensed Intellectual Property; (e) neither Metrópolis nor Proser has received notice of any claim of infringement of the rights of others with respect to any Metrópolis Owned Intellectual Property or Metrópolis Licensed Intellectual Property; (f) neither Metrópolis nor Proser is infringing upon or otherwise violating, or has infringed upon or otherwise violated, the rights of any third party with respect to any Intellectual Property; (g) no current or former employee of Metrópolis or Proser is or was a party to any confidentiality agreement and/or agreement not to compete with a party other than Metrópolis or Proser that restricts or forbids such employee’s performance of any activity that such employee was hired to perform; (h) neither Metrópolis nor Proser is currently using or has in the past used without appropriate authorization, any confidential information or trade secrets of any third party, and neither Metrópolis nor Proser has received any notice alleging such conduct; (i) all of the Metrópolis Owned Intellectual Property and Metrópolis Licensed Intellectual Property is suitable and adequate for the conduct of the respective businesses of Metrópolis and Proser as currently conducted therewith; and (j) all Metrópolis Owned Intellectual Property or Metrópolis Licensed Intellectual Property is free and clear of all Liens, except (i) Permitted Liens, (ii) such Liens as are set forth in Section 4.9 of the Metrópolis Disclosure Schedule, or (iii) Contracts set forth in Section 4.9 of the Metrópolis Disclosure Schedule.

Section 4.10           Contracts.

(a)           Except as set forth in Section 4.10(a) of the Metrópolis Disclosure Schedule, there is no Contract or Judgment (except for the Antitrust Resolution) binding upon Metrópolis or Proser:

(i)            that limits the conduct of the business of Metrópolis or Proser as presently conducted;

(ii)           that relates to any Metrópolis Leased Real Property or that is a lease, sublease, or similar Contract with any Person under which Metrópolis or Proser is a lessor or sublessor of, or makes available for use to any Person, (A) any Metrópolis Owned Real Property or Metrópolis Leased Real Property or (B) any portion of any premises otherwise occupied by Metrópolis or Proser;

(iii)          that relates in whole or in part to any Metrópolis Owned Intellectual Property or any Metrópolis Licensed Intellectual Property (including under which Metrópolis or Proser is licensee or licensor of any Intellectual Property);

(iv)          under which Metrópolis or Proser has borrowed any money from, or issued any note, bond, or debenture to, or incurred Indebtedness to, any Person, or any other note, bond, debenture, or other Indebtedness of Metrópolis or Proser;

(v)           under which (A) any Person other than Metrópolis or Proser has directly or indirectly guaranteed Indebtedness or liabilities of Metrópolis or Proser; (B) Metrópolis or Proser has directly or indirectly guaranteed Indebtedness or liabilities of any Person other than Metrópolis or Proser (in each case other than endorsements for the purpose of collection in the ordinary course of business consistent with past practice); or (C) Metrópolis or Proser has agreed to indemnify any third party; in each case including any so called take-or-pay or keepwell agreements;

(vi)          under which Metrópolis or Proser has, directly or indirectly, made any advance, loan, extension of credit, or capital contribution to, or other investment in, a Person;

(vii)         granting a Lien (other than a Permitted Lien) upon any Metrópolis Owned Real Property, any Metrópolis Leased Real Property, or any other asset owned by Metrópolis or Proser;

(viii)        for the sale of any asset of Metrópolis or Proser with a book value in excess of US$25,000 (or its equivalent in Chilean Pesos as of the date that is two Business Days prior to the date hereof) or the grant of any preferential rights to purchase any such asset or requiring the consent of any party to the transfer thereof;

(ix)           that is with or from any Governmental Authority;

(x)            for any joint venture, partnership, or similar arrangement;

(xi)           providing for the services of any dealer, distributor, sales representative, franchisee, or similar representative involving the payment or receipt over the life of such Contract in excess of US$50,000 (or its equivalent in Chilean Pesos as of the date that is two Business Days prior to the date hereof) by Metrópolis or Proser;

(xii)          that creates an aggregate future liability to any Person (including Metrópolis or Proser) in excess of US$50,000 (or its equivalent in Chilean Pesos as of the date that is two Business Days prior to the date hereof) and is not terminable by Metrópolis or Proser by notice of not more than 90 days for a cost of less than US$10,000 (or its equivalent in Chilean Pesos as of the date that is two Business Days prior to the date hereof) (including purchase orders and sales orders;

(xiii)         that has had or could reasonably be expected to limit the right of UGC or any of its Subsidiaries (except Metrópolis and Proser) to compete in any line of business;

(xiv)        that purports to or would bind VTR or any of its Subsidiaries (except Metrópolis and Proser) after giving effect to the transactions contemplated hereby;

(xv)         that purports to bind any Affiliate of Metrópolis and Proser (except Metrópolis and Proser) in such a manner that after the Closing an act or omission of UGC or any of its Subsidiaries (except Metrópolis and Proser) could result in a violation or breach thereof, or constitute (with or without the giving of notice or lapse of time or both), or permit any Person to declare, a default or event of default thereunder, or give rise to any right of termination, cancellation, amendment, acceleration, repurchase, prepayment, repayment, or increased payments thereunder, or give rise to or accelerate any obligation (including any obligation to, or to offer to, repurchase, prepay, repay, or make increased payments) or result in the loss or modification of any rights or benefits thereunder, or result in any Lien (other than Permitted Liens) or Restriction (other than Restrictions created by this Agreement or any of the other Transaction Documents) on any of the assets of, UGC or any of its Subsidiaries; or

(xvi)        other than as set forth above, to which Metrópolis or Proser is a party or by which it or any of its assets or businesses is bound or subject that is material to the business of Metrópolis or Proser or the use or operation of their respective assets, including all programming Contracts, all Strategic Contracts, and all other Contracts between Metrópolis or Proser, on the one hand, and

Compañía de Telecomunicaciones de Chile S.A. or any of its Affiliates, on the other hand.

(b)           Except as set forth in Section 4.10(b) of the Metrópolis Disclosure Schedule, (i) all Contracts listed in Section 4.10(a), Section 4.11(a), and Section 4.12(a) of the Metrópolis Disclosure Schedule, Section 3.1(h) of the Uno Disclosure Schedule, and Section 3.1(h) of the CCC Disclosure Schedule are valid, binding, and in full force and effect and are enforceable by Metrópolis or Proser in accordance with their respective terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium, or similar Laws affecting creditors’ rights generally (and such Transferor has no knowledge of any fact or circumstance that has occurred that would make any such Laws applicable); (ii) Metrópolis or Proser, as the case may be, has performed all material obligations required to be performed by it to date under such Contracts, and is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of such Transferor, no other party to any such Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder; (iii) neither of the Transferors nor Metrópolis has received any notice of the intention of any party to terminate any such Contract; (iv) none of such Contracts has been amended, modified, or supplemented, whether orally or in writing; and (v) each such written Contract has been performed by the parties thereto in accordance with the terms included in the copies thereof included in Section 4.10(c) of the Metrópolis Disclosure Bundle, and each such oral Contract has been performed by the parties thereto in accordance with the terms included in the written summary thereof included in Section 4.10(c) of the Metrópolis Disclosure Bundle.

(c)           Section 4.10(c) of the Metrópolis Disclosure Bundle includes true, correct, and complete copies of all Contracts, including a written summary setting forth the material terms and conditions of each oral Contract, listed in Section 4.10(a), Section 4.11(a), and Section 4.12(a) (except for regular Contracts with employees of Metrópolis, none of which is individually material to the business of Metrópolis or Proser or the use or operation of their respective assets and true, correct, and complete copies of which have been made available to VTR and are located in the Metrópolis office where the applicable employee works) of the Metrópolis Disclosure Schedule, Section 3.1(h) of the Uno Disclosure Schedule, and Section 3.1(h) of the CCC Disclosure Schedule.

Section 4.11           Employee Benefit Plans.

(a)           Section 4.11(a) of the Metrópolis Disclosure Schedule sets forth a true, correct, and complete list of each material compensation, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, employment, change in control, “golden parachute”, welfare, collective bargaining, severance, disability, death benefit, hospitalization, and medical plan, program, policy, and arrangement maintained or contributed to (or required to be contributed to) for the benefit of any current or former employee, officer, or director of Metrópolis or Proser and with respect to which Metrópolis or Proser would reasonably be expected to have direct or contingent liability.

(b)           Except as set forth in Section 4.11(b) of the Metrópolis Disclosure Schedule, (i) each of the items listed in Section 4.11(a) of the Metrópolis Disclosure Schedule has, to the extent applicable, been administered in compliance with its terms and the applicable provisions of all applicable Laws; (ii) as of the date hereof, there are no pending or, to the knowledge of such Transferor, threatened investigations, claims, or lawsuits in respect of any such item; (iii) no current or former employee, officer, or director of Metrópolis or Proser will become entitled to any material payment, benefit, or right, or any materially increased and/or accelerated payment, benefit, or right, as a result of the execution of this Agreement or any other Transaction Document or the consummation of the transactions contemplated hereby or thereby.

Section 4.12           Employees.

(a)           Section 4.12(a) of the Metrópolis Disclosure Schedule contains (i) a true, correct, and complete list of all employees of Metrópolis and Proser, which list includes, for each employee, the date such employee joined the relevant company, and such employee’s full name, position, date of employment contract, actual salary, bonuses and any other compensation, vacation days pending and the corresponding amount due, and any special severance agreements or obligations, if any, (ii) a true, correct, and complete list of all employment or employment-related Contracts with any current officer, director, employee, or consultant of Metrópolis or Proser, (iii) a true, correct, and complete list of all Persons providing services to Metrópolis under services Contracts (contratos a honorarios), and (iv) a true, correct, and complete list of all employment or employment-related Contracts with any former officer, director, employee, or consultant that involve an unsatisfied liability of Metrópolis or Proser in excess of US$25,000 (or its equivalent in Chilean Pesos as of the date that is two Business Days prior to the date hereof).

(b)           Except as set forth in Section 4.12(b) of the Metrópolis Disclosure Schedule or applicable Law, neither VTR, any of its Subsidiaries, Metrópolis, nor Proser will be required to continue any Person in the employ (or retain any Person as a consultant or service provider) of Metrópolis or Proser from and after the Closing.

(c)           Section 4.12(c) of the Metrópolis Disclosure Bundle includes a true, correct, and complete copy of each collective bargaining agreement relating to or affecting Metrópolis or Proser or any employee of Metrópolis or Proser.  Section 4.12(c) of the Metrópolis Disclosure Schedule sets forth a true, correct, and complete description of each labor organization relating to or affecting Metrópolis or Proser or any employee of Metrópolis or Proser; and except as set forth in Section 4.12(c) of the Metrópolis Disclosure Schedule and except for such exceptions as have not had, and insofar as the Transferors can reasonably foresee are not likely to have, a Metrópolis Material Adverse Effect, (i) there is not occurring, and there has not occurred during the previous five years, or, to the knowledge of such Transferor, been threatened, any strike, slow-down, picket, work stoppage, or other concerted action by any union or other group of employees or other Persons against either Metrópolis or Proser or their respective premises or products; (ii) there are, and during the previous five years have been, no complaints or grievances known to either Transferor, by any union, other group, or class of employees or other Persons which are unsettled or unresolved; and (iii) to the knowledge of such Transferor, no other union or labor organization has attempted to organize any of the employees of Metrópolis or Proser.

(d)           Except as set forth in Section 4.12(d) of the Metrópolis Disclosure Schedule and except for such exceptions as have not had, and insofar as the Transferors can reasonably foresee are not likely to have, a Metrópolis Material Adverse Effect, (i) Metrópolis and Proser have complied with all obligations and legal requirements relating to employment, social security, and labor, including payment of all due and payable social security contributions, pension fund contributions, mandatory health care contributions and severance benefits for which Metrópolis and Proser might be liable; (ii) there are, and since the formation of Metrópolis or Proser have been, no complaints or grievances that have been formally filed with Metrópolis or Proser or any Governmental Authority (or to the knowledge of such Transferor, threatened) by any employee, consultant, service provider, customer, social security institution, Governmental Authority with jurisdiction to enforce labor and social security laws, or vendor of Metrópolis or Proser or former employee, consultant, service provider, vendor, or customer of Metrópolis or Proser which are unsettled or unresolved; and (iii) to the knowledge of such Transferor, no facts or circumstances exist that would reasonably be expected to result in a claim of wrongful termination, employment discrimination, or other related claim by any current or former employee of Metrópolis or Proser, or any social security institution or Governmental Authority with jurisdiction to enforce labor and social security laws, against Metrópolis or Proser or any director or officer of Metrópolis or Proser in their capacity as a director or officer.

(e)           Except as set forth in Section 4.12(e) of the Metrópolis Disclosure Schedule, Metrópolis and Proser have accurately accrued in the Metrópolis Financial Statements for all employee and management bonuses, applicable pension, applicable health care, vacation, and other expenses related to employment.  Section 4.12(e) of the Metrópolis Disclosure Schedule sets forth a true, correct, and complete accrual of all bonuses owed to current and former employees and management as of the date of this Agreement.

Section 4.13           Legal Compliance.  Except as set forth in Section 4.13 of the Metrópolis Disclosure Schedule, Metrópolis and Proser (a) are in compliance with, and have conducted their respective businesses so as to comply with, the terms of their respective Licenses and all applicable Laws, (b) have all Licenses that are required to operate their respective businesses, and (c) no Legal Proceeding, claim, demand, or notice has been filed or commenced against Metrópolis or Proser alleging any failure to so comply.  Without limiting the generality of the preceding sentence, neither Metrópolis, nor Proser, nor any of their respective directors, officers, employees, or agents, has made, offered to make, or directed others to make or offer or make, any payment, or has given, offered to give, or directed others to give or offer or give, anything of value, directly or indirectly, to any official or representative of any Governmental Authority or political party or political campaign, for the purpose of influencing a decision to secure or maintain business for any Person.

Section 4.14           Taxes.  The representations and warranties set forth in Schedule B are true and correct in all respects.

Section 4.15           Accounts Receivable.  Except as set forth in Section 4.15 of the Metrópolis Disclosure Schedule, (a) all accounts receivable of Metrópolis and Proser reflected on the Metrópolis Audited Balance Sheet and all accounts receivable of Metrópolis and Proser that have arisen since the Metrópolis Audited Balance Sheet Date (except such accounts receivable as have been collected since such date) arose in the ordinary course of business and are valid and enforceable claims; (b) the goods and services sold and delivered that gave rise to such accounts receivable were sold and delivered in material conformity with all applicable express and implied warranties, purchase orders, agreements, and specifications; and (c) such accounts receivable of Metrópolis and Proser are subject to no valid defense, offset, or counterclaim and can be collected in the full amount thereof; provided, however, that neither Transferor guarantees payment or collection of such accounts receivable.  Section 4.15 of the Metrópolis Disclosure Schedule contains a true, correct, and complete aging of the accounts receivable of Metrópolis and Proser as of the date which is no more than 30 days prior to the date of this Agreement.

Section 4.16           Books and Records.  Metrópolis and Proser have delivered to VTR true, correct, and complete copies of (a) their respective estatutos sociales, and (b) their respective minute books, share registers, and other corporate books and registers.  Except as set forth in Section 4.16 of the Metrópolis Disclosure Schedule, (1) all actions taken by Metrópolis and Proser, including those taken by its officers, directors, and employees, of the type required to be reflected in its minute books are reflected in Metrópolis’ or Proser’s minute books; and (2) no material action of a type which would normally appear in a company’s minute books has been taken by Metrópolis or Proser that has not been otherwise disclosed to VTR.  The minute books of Metrópolis and Proser are true, correct, and complete.

Section 4.17           Systems.

(a)           RGUs.  As of the date hereof, Metrópolis owns and operates Systems that had, in the aggregate, at least 261,200 RGUs as of March 31, 2005; provided, however, that neither Transferor guarantees that the aforementioned RGUs have continued to be customers of Metrópolis after such date or will continue to be customers of Metrópolis after the execution of this Agreement.  With respect to such Systems, Section 4.17(a) of the Metrópolis Disclosure Schedule sets forth (i) the geographic area covered by each System, (ii) the total number of RGUs of each System, as well as a break-down showing the separate numbers of Video Cable Subscribers, Video MMDS Subscribers, Internet Subscribers, and Telephone Subscribers of each System, and (iii) the number of Persons to whom any Service is provided for no charge or at a reduced charge (other than normal and customary discounts offered by Metrópolis to its customers in the ordinary course of its business consistent with past practice) by each System.

(b)           Plant.  As of the date hereof, and as further described in Section 4.17(b) of the Metrópolis Disclosure Schedule, Metrópolis owns and operates Systems that had, in the aggregate, as of March 31, 2005, (i) fully completed and operational plant of 750 Mhz reaching no fewer than 927,703 Homes Passed and (ii) plant of 750 Mhz reaching no fewer than 223,989 Two-Way Homes Passed.

(c)           Completion of Construction.  The construction of each System required by the Licenses held by Metrópolis and Proser, including the make-ready of each System, has been completed in accordance with the terms thereof.  Except as set forth in Section 4.17(c) of the Metrópolis Disclosure Schedule, (i) no material restoration, repaving, repair, or other work is required to be made to the buildings, streets, sidewalks, or adjacent areas under any applicable Law, Contract or otherwise with respect to any installation of cable plant, cable conduits, curb-cuts, or other construction of cable plant; (ii) all invoices, bills, and other statements that have been submitted in connection with the construction of any of the Systems through the date hereof have been paid in full; and (iii) there are no material contractual obligations for additional construction of any of the Systems.

(d)           Equipment.  Except as set forth in Section 4.17(d) of the Metrópolis Disclosure Schedule, all of the assets, including Equipment, owned and leased by Metrópolis or Proser and forming part of each System owned and operated by Metrópolis or Proser are free from material defects, have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

Section 4.18           Legal Proceedings.  Except as set forth in Section 4.18 of the Metrópolis Disclosure Schedule:

(a)           there is no Legal Proceeding pending, or to the knowledge of such Transferor, threatened in writing relating to Metrópolis or Proser, and

(b)           without limiting the generality of the preceding clause (a),

(i)            neither Metrópolis nor Proser has (A) applied for or consented to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its assets, (B) made a general assignment for the benefit of its creditors, (C) commenced a voluntary case under any applicable Law relating to bankruptcy or insolvency, (D) filed a petition seeking to take advantage of any other Law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (E) failed to controvert in a timely and appropriate manner, or acquiesced in writing to, any petition filed against it in an involuntary case under any applicable Law relating to bankruptcy or insolvency, or (F) taken any corporate action for the purpose of effecting any of the foregoing,

(ii)           no proceeding or case has been commenced, without the application or consent of Metrópolis or Proser, in any court of competent jurisdiction, seeking (A) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (B) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of Metrópolis or Proser or of all or any substantial part of their respective assets, or (C) similar relief in respect of Metrópolis or Proser under any Law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and

(iii)          no Judgment for relief against Metrópolis or Proser has been entered in an involuntary case under any applicable Law relating to bankruptcy or insolvency.

Section 4.19           Environmental Matters.  Each of Metrópolis and Proser has obtained all environmental, health and safety permits, licenses and other authorizations required under all applicable Environmental Laws to carry on its business as now being conducted.  Each of such permits, licenses and authorizations is in full force and effect and each of Metrópolis and Proser is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

Section 4.20           Powers of Attorney.  Section 4.20 of the Metrópolis Disclosure Schedule sets forth a brief description of all outstanding powers of attorney granted by Metrópolis or Proser, which description includes with respect to each power of attorney the identity of the grantor, the name of the grantee, the date of grant and the date of the relevant public deed, if applicable, and the date of expiration, if any.  Section 4.20 of the Metrópolis Disclosure Bundle includes true, correct, and complete copies of all such powers of attorney.

Section 4.21           Insurance.  Section 4.21 of the Metrópolis Disclosure Schedule sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) with respect to which Metrópolis or Proser is a party, a named insured, or otherwise the beneficiary of coverage: (a) the name, address, and telephone number of the agent; (b) the name of the insurer, the name of the policyholder, and the name of each covered insured; (c) the policy number and the period of coverage; (d) the scope and amount of coverage; and (e) a description of any retroactive premium adjustments or other material loss-sharing arrangements.  Section 4.21 of the Metrópolis Disclosure Bundle includes true, correct, and complete copies of all such insurance policies.  With respect to each such insurance policy: (1) the policy is legal, valid, binding, enforceable in accordance with its terms, and in full force and effect; (2) neither Metrópolis nor Proser nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (3) no party to the policy has repudiated any provision thereof.

Section 4.22           Information Furnished.  The information, financial statements, exhibits and schedules furnished in writing by or on behalf of the Transferors to VTR in connection with the negotiation, preparation or delivery of this Agreement and the other Transaction Documents or included herein or therein or delivered pursuant hereto or thereto (including the documents included in the Metrópolis Disclosure Bundle), are true and correct in all material respects.

ARTICLE V
ADDITIONAL REPRESENTATIONS AND WARRANTIES REGARDING VTR AND ITS SUBSIDIARIES

VTR represents and warrants to the Transferors that the statements contained in this Article V are correct and complete as of the date of this Agreement.

Section 5.1             Organization.  VTR is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed and in good standing has not had, and insofar as VTR can reasonably foresee is not reasonably likely to have, a VTR Material Adverse Effect.

Section 5.2             Capitalization.  As of the date hereof, the share capital of VTR is $497,827,237,703 Chilean Pesos, divided into 57,191,798 registered shares, all in a single series, with no preference, all of which are issued and outstanding.  All of the issued and outstanding shares of VTR Stock are set forth on Schedule A, and the information set forth therein is true, correct, and complete.  All of such issued and outstanding shares are duly authorized, validly issued, and, upon execution by CCC and VTR of the CCC Subscription and Transfer Agreement, will be fully paid, and include all voting and dividend rights and interests in respect of capital, and corporate funds of any kind, purpose, or denomination, such as reserve, revaluation, credit, profit, and dividend funds, whether accumulated or not, that have not been distributed.  Except as set forth in Section 5.2 of the VTR Disclosure Schedule, there are no other issued or outstanding share capital, subscriptions, options, warrants, puts, calls, trusts (voting or otherwise), rights, exchangeable or convertible securities, or other commitments or agreements of any nature relating to the share capital or other securities of or ownership interests in VTR or obligating VTR, at any time or upon the happening of any event, to issue, transfer, deliver, sell, repurchase, redeem, or otherwise acquire, or cause to be issued, transferred, delivered, sold, repurchased, redeemed, or otherwise acquired, any of its share capital, other securities, or ownership interests or any phantom shares, phantom equity interests, or stock or equity appreciation rights, or other ownership interests in VTR or obligating VTR to grant, extend, or enter into any such subscription, option, warrant, put, call, trust, right, exchangeable or convertible security, commitment, or agreement.

Section 5.3             Subsidiaries.

(a)           Section 5.3(a) of the VTR Disclosure Schedule (i) lists the name and jurisdiction of organization of each Subsidiary of VTR, and (ii) describes the number and kind of authorized and issued and outstanding equity interests or securities, including interests or securities convertible into or exchangeable or exercisable for any equity interest or security, in each Subsidiary of VTR (each a “VTR Investment”).  Except as set forth in Section 5.3(a) of the VTR Disclosure Schedule, all VTR Investments are duly authorized, validly issued, and fully paid.  VTR or the applicable Subsidiary thereof has good and valid title to the VTR Investments, free and clear of all material Liens and Restrictions, other than (1) Permitted Liens, (2) Liens and Restrictions imposed by or pursuant to the VTR Credit Agreement, (3) as set forth in Section 5.3(a) of the VTR Disclosure Schedule, (4) as may have been created by this Agreement or any of the other Transaction Documents, or (5) as imposed by the Governing Documents of VTR or the applicable Subsidiary generally on all shares of VTR Stock or all shares of the applicable Subsidiary.

(b)           Except as set forth in Section 5.3(a) of the VTR Disclosure Schedule, there are no other issued or outstanding equity interests or securities of any Subsidiary of VTR, subscriptions, options, warrants, puts, calls, trusts (voting or otherwise), rights, exchangeable or convertible securities, or other commitments or agreements of any nature relating to the share capital or other securities or ownership interests of any Subsidiary of VTR or obligating any Subsidiary of VTR, at any time or upon the happening of any event, to issue, transfer, deliver, sell, repurchase, redeem, or otherwise acquire, or cause to be issued, transferred, delivered, sold, repurchased, redeemed, or otherwise acquired, any share capital or other securities or ownership interests of any Subsidiary of VTR, or any phantom shares, phantom equity interests, or stock or equity appreciation rights, or other ownership interests of any Subsidiary of VTR or obligating any Subsidiary of VTR to grant, extend, or enter into any such subscription, option, warrant, put, call, trust, right, exchangeable or convertible security, commitment, or agreement.

(c)           Except as set forth in Section 5.3(c) of VTR Disclosure Schedule, each Subsidiary of VTR (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate or other Entity power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased, or operated by it, or the nature of its activities make such qualification necessary.

Section 5.4             Financial Statements; No Undisclosed Liabilities; Net Debt.

(a)           VTR has delivered to each Transferor (i) the audited consolidated balance sheets (the “VTR Audited Balance Sheets”) of VTR and its Subsidiaries as of December 31, 2003 and 2004 (the latter date, the “VTR Audited Balance Sheet Date”), (ii) the unaudited consolidated balance sheet (the “VTR Unaudited Balance Sheet”) of VTR and its Subsidiaries as of March 31, 2005 (the “VTR Unaudited Balance Sheet Date”), (iii) the audited consolidated statement of income and cash flows of VTR and its Subsidiaries for the fiscal years ended on December 31, 2003 and 2004, and (iv) the unaudited consolidated statement of income and cash flows of VTR and its Subsidiaries for the period beginning on the first day of the fiscal year in which the VTR Unaudited Balance Sheet Date falls and ending on the VTR Unaudited Balance Sheet Date (the financial statements described in this sentence, collectively, the “VTR Financial Statements”).

(b)           Except (i) as set forth in Section 5.4(b) of the VTR Disclosure Schedule, (ii) as described in the notes to the VTR Financial Statements, (iii) to the extent that the unaudited interim statements do not include footnotes and other presentation items as required by GAAP, and (iv) in the case of the unaudited statements, for normal, year-end adjustments (which will not be material individually or in the aggregate), the VTR Financial Statements have been prepared in accordance with GAAP applied on a consistent basis and fairly present the financial condition and results of operations and cash flows of VTR and its Subsidiaries as of the respective dates thereof and for the respective periods indicated therein.

(c)           Except for (i) any liabilities set forth in Section 5.4(c) of the VTR Disclosure Schedule, (ii) liabilities set forth or provided for on the VTR Audited Balance Sheet (including liabilities the amounts of which are set forth numerically in the notes thereto), (iii) liabilities that have arisen after the VTR Audited Balance Sheet Date in the ordinary course of business consistent with past practice, and (iv) liabilities under the Contracts made available to CCC during its due diligence process to the extent that the existence of such liabilities is reasonably ascertainable solely by reference to such Contracts, neither VTR nor any of its Subsidiaries has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes).

(d)           Since the VTR Audited Balance Sheet Date, no event has occurred and no condition exists that, individually or together with other events and conditions has had, or insofar as VTR can reasonably foresee is reasonably likely to have, a VTR Material Adverse Effect.

(e)           The Net Debt of VTR and its Subsidiaries on a consolidated basis (excluding all obligations of Metropolis and Proser) immediately following the Closing (including the amount under the DPP Obligation) will not exceed US$250,000,000.00 (or its equivalent in Chilean Pesos as of the date that is two Business Days prior to the date hereof).  Without limiting the generality of the preceding sentence, Section 5.4(e) of the VTR Disclosure Schedule sets forth the aggregate amounts of Indebtedness (including a breakdown and description of the items under clauses (a) through (g) of the definition thereof), cash, and cash equivalents used by VTR in calculating such Net Debt.

Section 5.5             Real Property.

(a)           VTR or one of its Subsidiaries validly owns and has good and marketable title to all VTR Owned Real Property and the right, enforceable against the relevant owners, to use all VTR Leased Real Property as such VTR Leased Real Property is currently being used, in each case free and clear of all Liens, except (i) Permitted Liens, (ii) such Liens as are set forth in Section 5.5(a) of the VTR Disclosure Schedule, or (iii) where a failure to have such good and marketable title or such right to use has not had, and insofar as VTR can reasonably foresee is not reasonably likely to have, a VTR Material Adverse Effect.

(b)           Neither VTR nor any of its Subsidiaries has received written notice of any condemnation, expropriation or other proceeding in eminent domain affecting any VTR Owned Real Property or VTR Leased Real Property or any portion of or interest in any of the foregoing that has had, or insofar as VTR can reasonably foresee is reasonably likely to have, a VTR Material Adverse Effect.  There is no Judgment outstanding, nor any Legal Proceedings pending or, to the knowledge of VTR, threatened, relating to the ownership, lease, use, or occupancy of any VTR Owned Real Property or VTR Leased Real Property or any portion of any of the foregoing that has had, or insofar as VTR can reasonably foresee is reasonably likely to have, a VTR Material Adverse Effect.

Section 5.6             Assets.  Except as set forth in Section 5.6 of the VTR Disclosure Schedule, and except for such exceptions as have not had, and insofar as VTR can reasonably foresee are not reasonably likely to have, a VTR Material Adverse Effect, (a) the assets (including buildings, equipment and other tangible assets) owned or leased by VTR and its Subsidiaries are suitable and adequate for the conduct of their respective businesses, and (b) VTR or its applicable Subsidiary has good and valid title to or valid leasehold or other contractual interests in all such assets that are material to its business, free and clear of all Liens (other than Permitted Liens) and Restrictions (other than Restrictions created by this Agreement or any of the other Transaction Documents).

Section 5.7             Intangible Property.  Except as set forth in Section 5.7 of the VTR Disclosure Schedule, and except for such exceptions as have not had, and insofar as VTR can reasonably foresee are not reasonably likely to have, a VTR Material Adverse Effect, (a) either VTR or one of its Subsidiaries owns, and possesses legally enforceable rights to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of, and sublicense, without payment to any other Person, all such Intellectual Property that is owned by VTR or one of its Subsidiaries (“VTR Owned Intellectual Property”) and that is material to the business of VTR or one of its Subsidiaries as currently conducted; (b) either VTR or one of its Subsidiaries is licensed or otherwise possesses legally enforceable rights to use all such Intellectual Property that is not owned by VTR or one of its Subsidiaries (“VTR Licensed Intellectual Property”) and that is material to the business of VTR or one of its Subsidiaries as currently conducted; and (c) during the past two years, neither VTR nor any of its Subsidiaries has received any written communication from any Person asserting any ownership interest in any VTR Owned Intellectual Property or claiming any infringement by any VTR Owned Intellectual Property or VTR Licensed Intellectual Property.

Section 5.8             Contracts.  Except as set forth in Section 5.8 of the VTR Disclosure Schedule, and except for such exceptions as have not had, and insofar as VTR can reasonably foresee are not reasonably likely to have, a VTR Material Adverse Effect, all material Contracts to which VTR or any of its Subsidiaries is a party or by which any of their respective assets are bound are valid, binding, and in full force and effect and are enforceable by VTR or its applicable Subsidiary in accordance with their respective terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium, or similar Laws affecting creditors’ rights generally.

Section 5.9             Legal Compliance.  Each of VTR and its Subsidiaries is in compliance with all Laws, regulations and orders of any Governmental Authority applicable to it or its properties, including all applicable Environmental Laws, and has all Licenses that are required to operate its business as currently conducted, in each case except as set forth in Section 5.9 of the VTR Disclosure Schedule or where the failure to do so has not had, and insofar as VTR can reasonably foresee is not reasonably likely to have, a VTR Material Adverse Effect.

Section 5.10           Taxes.  Each of VTR and its Subsidiaries has timely filed or caused to be filed all Tax Returns required to have been filed and has paid or caused to be paid all Taxes shown as due and payable on such Tax Returns, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which VTR or such Subsidiary, as applicable, has set aside on its books adequate reserves, (b) as set forth in Section 5.10 of the VTR Disclosure Schedule, or (c) to the extent that the failure to do so has not had, and insofar as VTR can reasonably foresee is not reasonably likely to have, a VTR Material Adverse Effect.

Section 5.11           Systems.

(a)           RGUs.  As of the date hereof, VTR and its Subsidiaries own and operate Systems that had, in the aggregate, at least 1,004,800 RGUs as of December 31, 2004; provided, however, that VTR does not guarantee that the aforementioned RGUs have continued to be customers of VTR after such date or will continue to be customers of VTR after the execution of this Agreement.

(b)           Plant.  As of the date hereof, VTR and its Subsidiaries own and operate Systems that had, in the aggregate, as of December 31, 2004, (i) fully completed and operational plant of 750 Mhz reaching no fewer than 1,793,900 Homes Passed and (ii) plant of 750 Mhz reaching no fewer than 1,070,700 Two-Way Homes Passed.

Section 5.12           Legal Proceedings.  Except as set forth in Section 5.12 of the VTR Disclosure Schedule, there is no Legal Proceeding pending, or to VTR’s knowledge, threatened in writing against or affecting VTR or any of its Subsidiaries that has had or that, if determined adversely to VTR or such Subsidiary, insofar as VTR can reasonably foresee is reasonably likely to have, a VTR Material Adverse Effect.

Section 5.13           Information Furnished.  The information, financial statements, exhibits and schedules furnished in writing by or on behalf of VTR to any of the Transferors in connection with the negotiation, preparation or delivery of this Agreement and the other

Transaction Documents or included herein or therein or delivered pursuant hereto or thereto, are true and correct in all material respects.

ARTICLE VI
COVENANTS

Section 6.1             Confidentiality; Publicity.  In the Shareholders Agreement, VTR and CCC have entered into certain agreements regarding the subject matter of this Section 6.1.  In addition, the Parties hereby agree as follows:

(a)           Uno must keep confidential, must cause its Affiliates (but not including UGC or any of its Subsidiaries) to keep confidential, and must instruct its officers, directors, employees, and advisors to keep confidential, all material information relating to VTR or any of its Subsidiaries (including, after the Closing, Metrópolis and Proser), except (i) as required by applicable securities or other Laws or stock exchange rules or administrative process, and (ii) for information that is or becomes generally available to the public other than as a result of a breach of this Section 6.1(a) (such information, subject to clauses (i) and (ii), “Confidential VTR Information”).  VTR acknowledges and agrees that Uno may have received from Bitrán and Asociados any and all information provided to Bitrán and Asociados under the Nondisclosure Agreement that is Confidential VTR Information and Uno’s obligations in respect to such information will be governed by the provisions of this Agreement, which will control and supersede in all respects the provisions of the Nondisclosure Agreement.

(b)           The Transferors acknowledge and agree, and have caused Metrópolis to acknowledge and agree on the date hereof, that VTR may have received from ULA any and all information provided to ULA under the Metrópolis Confidentiality Agreements, and VTR’s obligations in respect to such information will be governed by the provisions of this Agreement, which controls and supersedes in all respects the provisions of the Metrópolis Confidentiality Agreements.

(c)           Uno will not make any public comment or public announcement, or issue any press release, with respect to this Agreement or the transactions contemplated hereby except as may be mutually agreed to in writing by the other Parties; provided, however, that notwithstanding the foregoing, Uno will be permitted, upon prior written notice to the other Parties, to make such disclosures as its counsel deems necessary or advisable to maintain compliance with, or to prevent violation of, applicable securities or other Laws or stock exchange rules.  Except to the extent deemed necessary or advisable by counsel to maintain compliance with, or to prevent violation of, applicable securities or other Laws or stock exchange rules, Uno must keep the provisions of this Agreement and the other Transaction Documents confidential and will disclose their contents only (i) to those lenders, investors, partners, shareholders, directors, officers, employees, and agents who need to know such information for purposes of its businesses and the transactions contemplated hereby, and (ii) to Governmental Authorities and third parties for purposes of obtaining approvals for the transactions contemplated hereby.

Section 6.2             Expenses.  Except as otherwise specifically provided herein, all costs and expenses incurred in connection with this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby must be paid by the Party incurring such expense.

Section 6.3             Tax Matters.  The provisions set forth in Schedule C (“Tax Matters”) will govern the Parties’ rights and obligations with respect to the certain Tax matters set forth therein.  In addition, the relevant parties (that is, in each case, the applicable obligor and obligee) currently intend to, and will at all times after the date of this Agreement, treat (or in the case of CCC, cause CCInversiones to treat) the DPP Obligation, the VTR Loan, the CCC Debt DPPO, and the Uno Debt DPPO as indebtedness for applicable U.S. federal income tax purposes.  For purposes of clarification only, to CCC’s knowledge neither it nor CCInversiones is subject to U.S. federal income tax.  The relevant Parties (that is, in each case, the applicable obligor and obligee) also agree that the DPP Obligation, the VTR Loan, and the Uno Debt DPPO, will not bear interest, except to the extent that interest may be imputed pursuant to U.S. federal income tax rules or to the extent that interest may be charged in the event of default.

Section 6.4             Litigation Support.  In the event and for so long as any Person is contesting or defending against any Legal Proceeding in connection with (a) any transaction contemplated by this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing involving Metrópolis or Proser, each of the other Parties must use its commercially reasonable efforts to cooperate with it and its counsel in such contest or defense, make available their personnel, and provide such testimony and access to their books and records as may be necessary in connection with such contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article VIII).

Section 6.5             Transition.  None of the Transferors will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Metrópolis or Proser from maintaining the same business relationships with Metrópolis and Proser after the Closing as it maintained with Metrópolis and Proser prior to the Closing; provided, however, that no action required by the Antitrust Resolution will constitute a violation of this Section 6.5.

Section 6.6             VTR Capital Increase and Issuance of VTR Stock.  The general shareholders meeting of VTR has approved a capital increase to permit VTR to issue and deliver to CCC such number of new shares of VTR Stock to enable VTR to comply with Section 2.4(c)(i) (the “VTR Capital Increase”).  The VTR Capital Increase will comply with all applicable registration, publication and other requirements of VTR’s Governing Documents and applicable Law, and as promptly as practicable thereafter VTR will deliver to CCC copies of the documents evidencing the VTR Capital Increase.  VTR has issued in the name of CCC shares of VTR Stock equal to 20% of the outstanding share capital of VTR immediately after the Closing (for purposes of determining such 20%, assuming the full payment of all outstanding subscriptions, the exercise of all outstanding options and warrants, the exercise of all outstanding rights to acquire share capital, and the conversion of all outstanding convertible securities, in each case if any), which shares of VTR Stock are free and clear of all Liens and Restrictions other than Liens or Restrictions (a) created by this Agreement or any of the other Transaction Documents, (b) imposed by the Governing Documents of VTR generally on all shares of VTR Stock, or (c) Preemptive Rights pursuant to the Corporations Law.

Section 6.7             VTR Loan.  As promptly as practicable following the date hereof, VTR will borrow funds (the “VTR Loan”) from UGC, one or more of its Subsidiaries, or any other lender that may not be a Subsidiary of UGC, and will promptly thereafter use such funds to pay the VTR Capital Reduction Debt.  VTR’s obligation to repay the VTR Loan will be represented by one or more promissory notes payable in Dollars, on terms and conditions substantially similar to the DPP Obligation, and the exchange rate used to determine the Dollar amount of the VTR Loan will be the same as the exchange rate used to determine the amount payable to CCInversiones pursuant to the CCC Debt DPPO and the amount payable to Uno pursuant to the Uno Debt DPPO.

Section 6.8             Further Assurances.  From time to time, as and when requested by any Party, the other Parties must execute and deliver, or cause to be executed and delivered, all such documents and instruments, and must take, or cause to be taken, all such further or other actions, as the requesting Party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement, including executing and delivering such assignments, deeds, bills of sale, consents, and other instruments the requesting Party may reasonably request as necessary or desirable for such purpose.

ARTICLE VII
CONDITIONS TO CLOSING

On or prior to the date hereof, each of the following is occurring or has occurred:

Section 7.1             Opinions of Counsel.

(a)           CCC has received (i) the opinion of Carey y Cía. Ltda., counsel to VTR, and (ii) the opinion of Holme Roberts & Owen LLP, counsel to UGC, in each case dated the date hereof and in form and substance satisfactory to CCC in its reasonable discretion.

(b)           Uno has received the opinion of Carey y Cía. Ltda., counsel to VTR, dated the date hereof and in form and substance satisfactory to Uno in its reasonable discretion.

(c)           VTR has received (i) the opinion of Carey y Cía. Ltda., counsel to VTR, stating that UGC and its Subsidiaries will be entitled to rely upon such opinion, (ii) the opinion of Barros, Court & Correa, counsel to Uno, and stating that UGC, United Chile, and United Chile Ventures will be entitled to rely upon such opinion, and (iii) the opinions of Claro y Cía., counsel to CCC, and Vial y Palma, counsel to Metrópolis and Proser, and in each case stating that UGC, United Chile, and United Chile Ventures will be entitled to rely upon such opinion, in each case dated the date hereof and in form and substance satisfactory to VTR in its reasonable discretion.

Section 7.2             [Intentionally Omitted]

Section 7.3             Certified Governing Documents.

(a)           VTR has delivered to CCC and Uno copies of each of the public deeds evidencing the Governing Documents of VTR, duly certified by a notary public under Chilean Law, together with certified copies of the publication and registration of extracts of all such public deeds in the Official Gazette and the Registry of Commerce, on or soon before the date hereof.

(b)           Each of CCC and Uno has delivered to VTR copies of each of the public deeds evidencing the Governing Documents of CCC and Uno, respectively, in each case duly certified by a notary public under Chilean Law, together with certified copies of the publication and registration of extracts of all such public deeds in the Official Gazette and the Registry of Commerce, on or soon before the date hereof.

(c)           CCC has delivered to VTR copies of each of the public deeds evidencing the Governing Documents of each of Metrópolis and Proser, in each case duly certified by a notary public under Chilean Law, together with certified copies of the publication and registration of extracts of all such public deeds in the Official Gazette and the Registry of Commerce, on or soon before the date hereof.

Section 7.4             Good Standing Certificates.

(a)           VTR has delivered to CCC and Uno a copy of the registration of VTR in the Registry of Commerce with a certificate of good standing (copia de inscripción con certificado de vigencia) issued on or soon before the date hereof by the Conservador de Bienes Raíces y de Comercio.

(b)           Each of CCC and Uno has delivered to VTR a copy of the registration of CCC and Uno, respectively, in the Registry of Commerce with a certificate of good standing (copia de inscripción con certificado de vigencia) issued on or soon before the date hereof by the Conservador de Bienes Raíces y de Comercio.

(c)           CCC has delivered to VTR a copy of the registration of each of Metrópolis, and Proser in the Registry of Commerce, in each case with a certificate of good standing (copia de inscripción con certificado de vigencia) issued on or soon before the date hereof by the Conservador de Bienes Raíces y de Comercio.

Section 7.5             Officer Certificates.

(a)           VTR has delivered to CCC and Uno a certificate of the Chief Financial Officer of VTR, dated the date hereof, in form and substance reasonably satisfactory to CCC and Uno, as to (i) no amendments to the Governing Documents of VTR since the date specified in Section 7.3(a); (ii) the resolutions of the board of directors (or a duly authorized committee thereof) of VTR authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; and (iii) incumbency and signatures of the officers of VTR executing this Agreement, the other Transaction Documents and any other agreements contemplated by this Agreement.

(b)           Each of CCC and Uno has delivered to VTR a certificate of an officer of CCC and Uno, respectively, dated the date hereof, in form and substance reasonably satisfactory to VTR, as to (i) no amendments to the Governing Documents of CCC and Uno, respectively, since the respective dates specified in Section 7.3(b); (ii) the resolutions of the board of directors (or a duly authorized committee thereof) of CCC and Uno, respectively, authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; and (iii) incumbency and signatures of the officers of CCC and Uno, respectively, executing this Agreement, the other Transaction Documents and any other agreements contemplated by this Agreement.

(c)           CCC has delivered to VTR a certificate of an officer of each of Metrópolis and Proser, dated the date hereof, in form and substance reasonably satisfactory to VTR, as to (i) no amendments to the Governing Documents of Metrópolis and Proser, respectively, since the date specified in Section 7.3(c); (ii) any resolutions of the board of directors (or a duly authorized committee thereof) of Metrópolis and Proser, respectively, relating to this Agreement, the other Transaction Documents and the transactions contemplated hereby; and (iii) incumbency and signatures of any officers of Metrópolis and Proser, respectively, executing this Agreement, the other Transaction Documents and any other agreements contemplated by this Agreement.

Section 7.6             Board Approvals.  This Agreement, the other applicable Transaction Documents, their execution and delivery, and the transactions contemplated hereby and thereby, have been approved by VTR’s board of directors and the special committee of UGC’s board of directors and to the extent any of such approvals are subject to the satisfaction or waiver of any conditions, such conditions have been satisfied or waived.

Section 7.7             Fairness Opinion.  In connection with its consideration of this Agreement, the other applicable Transaction Documents, and the transactions contemplated hereby and thereby, the applicable special committee of UGC’s board of directors has received a written favorable opinion as to the fairness of such transactions to UGC from a financial point of view from an independent investment banking firm in the U.S.A. and other appropriate comfort letters, in form and substance satisfactory to such committee in its sole discretion.

Section 7.8             Miscellaneous Closing Deliveries.

(a)           Each of the items described as being delivered by CCC pursuant to Section 2.4(a) has been delivered.

(b)           Each of the items described as being delivered by Uno pursuant to Section 2.4(b) has been delivered.

(c)           Each of the items described as being delivered by VTR pursuant to Section 2.4(c) has been delivered.

Section 7.9             Dissolutions and Liquidations.  CCC and Uno have caused Cordillera Comunicaciones Holding Limitada and its Subsidiary Cordillera Comunicaciones Limitada to be dissolved and liquidated and the shares of Metrópolis Stock that were owned by Cordillera

Comunicaciones Holding Limitada and its Subsidiary Cordillera Comunicaciones Limitada to be distributed one half to CristalChile Comunicaciones S.A. and one half to Uno, and have delivered to VTR evidence of such dissolutions, liquidations, and distributions of shares, in each case satisfactory to VTR in its reasonable discretion.  CCC has caused CristalChile Comunicaciones S.A. to be dissolved and CCC succeeded it in its ownship of the share capital of Metrópolis and Proser owned by it, and CCC has delivered to VTR evidence of such dissolution and succession, in each case satisfactory to VTR in its reasonable discretion.

Section 7.10           [Intentionally Omitted]

Section 7.11           Metrópolis/CCC Shareholder Debt.  Simultaneously with the execution and delivery of this Agreement by the Parties, CCC and CCInversiones are entering into an agreement pursuant to which the Metrópolis/CCC Shareholder Debt is being assigned by CCC to CCInversiones, and (b) CCInversiones and VTR are entering into the CCC Debt DPPO.  CCC is delivering to VTR evidence that all of the foregoing have occurred, in each case satisfactory to VTR in its reasonable discretion.

Section 7.12           Metrópolis/Uno Shareholder Debt.  Simultaneously with the execution and delivery of this Agreement by the Parties, Uno and VTR are entering into the Uno Debt DPPO.  Uno is delivering to VTR evidence that all of the foregoing have occurred, in each case satisfactory to VTR in its reasonable discretion.

Section 7.13           VTR Credit Agreement.  On or prior to the date hereof, VTR has entered into the VTR Credit Agreement and drawn funds thereunder, a portion of which funds are being paid to the lenders under the Metrópolis Credit Agreement in connection with such lenders’ assignment, to the lenders under the VTR Credit Agreement, of their rights under the Metrópolis Credit Agreement to receive the principal of and interest on, and all other amounts owing in respect of, the Indebtedness under the Metrópolis Credit Agreement.

Section 7.14           Metrópolis Credit Agreement.  Simultaneously with the execution and delivery of this Agreement by the Parties, (a) all of the rights of the lenders under the Metrópolis Credit Agreement to receive the principal of and interest on, and all other amounts owing in respect of, the Indebtedness under the Metrópolis Credit Agreement are being assigned by such lenders to the lenders under the VTR Credit Agreement, and such Indebtedness is then being novated pursuant to the VTR Credit Agreement in favor of the lenders under the VTR Credit Agreement; (b) the terms of the Metrópolis Credit Agreement are being amended and restated pursuant to the VTR Credit Agreement; and (c) all guarantees, Liens, and Restrictions affecting Metrópolis, Proser, or any of their respective assets pursuant to or in connection with the Metrópolis Credit Agreement are being assigned by the lenders under the Metrópolis Credit Agreement to the lenders under the VTR Credit Agreement.

Section 7.15           Consents, Approvals, Waivers, Notices, and Filings.  One or more of Uno, CCC, VTR, and Metrópolis, as the case may be, have obtained all consents, approvals, and waivers of, given all notices to, and made all Filings with each Governmental Authority and other third parties identified on a Disclosure Schedule or otherwise required in connection with the consummation of the transactions contemplated hereby and by the other Transaction

Documents, the failure of which to be obtained, given, or made would reasonably be expected to have an Uno Material Adverse Effect, a CCC Material Adverse Effect, a Metrópolis Material Adverse Effect, or a VTR Material Adverse Effect, and all such consents, approvals, waivers, notices, and Filings are in full force and effect.

ARTICLE VIII
INDEMNIFICATION

Section 8.1             Survival of Representations, Warranties, and Covenants.  All representations and warranties contained in this Agreement will survive the execution and delivery hereof and the Closing hereunder and continue in full force and effect for 18 months after the date hereof; provided, however, that all of the representations and warranties contained in Article III (“Transaction Representations and Warranties”), Section 4.2 (“Capitalization”), Section 4.11 (“Employee Benefit Plans”), Section 4.12 (“Employees”), Section 4.14 (“Taxes”), Schedule B (“Metrópolis Taxes”), Section 5.2 (“Capitalization”), and Section 5.10 (“Taxes”) will survive the execution and delivery hereof and the Closing hereunder and continue in full force and effect until the expiration of the applicable statutes of limitations.  The covenants and agreements made by each Party in this Agreement will survive the Closing without limitation (except pursuant to their terms).  Any representation, warranty, or covenant that is the subject of a claim or dispute asserted in writing prior to the expiration of the applicable of the above-stated periods will survive with respect to such claim or dispute until the final resolution thereof.

Section 8.2             Indemnification by Uno.

(a)           Subject to VTR (on its own behalf or on behalf of any other VTR Indemnified Party) making a written claim for indemnification against Uno pursuant to Section 9.5 within the survival period (if there is an applicable survival period pursuant to Section 8.1), and subject to the limitations set forth in Section 8.6, Uno must indemnify and hold VTR, and its directors, officers, employees, Affiliates (but including only those Affiliates consisting of UGC and its Subsidiaries), successors, and assigns (collectively, “VTR Indemnified Parties,” and individually, a “VTR Indemnified Party”) harmless from and against any and all Losses any VTR Indemnified Party may suffer (including Losses a VTR Indemnified Party may suffer after the end of any applicable survival period) arising out of, in the nature of, incident or relating to, resulting from, or caused by any inaccuracy in or any breach of any representation or warranty of Uno in this Agreement or in any certificate delivered by or on behalf of Uno pursuant to this Agreement (except for the representations and warranties in Section 3.1 (“Transferor Representations and Warranties”), Section 4.2 (“Capitalization”), Section 4.14 (“Taxes”), and Schedule B (“Metrópolis Taxes”), which are covered by Section 8.2(b)).

(b)           Subject to VTR (on its own behalf or on behalf of any other VTR Indemnified Party) making a written claim for indemnification against Uno pursuant to Section 9.5 within the survival period (if there is an applicable survival period pursuant to Section 8.1), Uno must indemnify and hold any and all of the VTR Indemnified Parties harmless from and against any and all Losses any VTR Indemnified Party may suffer (including Losses a VTR Indemnified Party may suffer after the end of any applicable survival period) arising out of, in the nature of, incident or relating to, resulting from, or caused by:

(i)            any inaccuracy in or any breach of any representation or warranty of Uno, but not of CCC, contained in Section 3.1;

(ii)           any inaccuracy in or any breach of any representation or warranty contained in Section 4.2 (“Capitalization”) or Section 4.14 (“Taxes”) or Schedule B (“Metrópolis Taxes”), but only 50% of such Losses therefrom; provided, however, that such “50% of such Losses” limitation will not apply if (A) the Losses claimed thereunder arose out of, were in the nature of, were incident or related to, resulted from, or were caused by the inaccuracy in or breach of any such representation or warranty that is qualified as to knowledge or by such terms as “knowledge,” “know,” “awareness,” or “aware,” and (B) Uno did in fact know about the inaccuracy or breach at any time the representation or warranty was given or deemed given under this Agreement; and

(iii)          any nonperformance or breach of any covenant or agreement of Uno contained in this Agreement.

Section 8.3             Indemnification by CCC.

(a)           Subject to VTR (on its own behalf or on behalf of any other VTR Indemnified Party) making a written claim for indemnification against CCC pursuant to Section 9.5 within the survival period (if there is an applicable survival period pursuant to Section 8.1), and subject to the limitations set forth in Section 8.6, CCC must indemnify and hold any and all of the VTR Indemnified Parties harmless from and against any and all Losses any VTR Indemnified Party may suffer (including Losses a VTR Indemnified Party may suffer after the end of any applicable survival period) arising out of, in the nature of, incident or relating to, resulting from, or caused by any inaccuracy in or any breach of any representation or warranty of CCC contained in this Agreement or in any certificate delivered by or on behalf of CCC pursuant to this Agreement (except for the representations and warranties in Section 3.1 (“Transferor Representations and Warranties”), Section 4.2 (“Capitalization”), Section 4.14 (“Taxes”), and Schedule B (“Metrópolis Taxes”), which are covered by Section 8.3(b)).

(b)           Subject to VTR (on its own behalf or on behalf of any other VTR Indemnified Party) making a written claim for indemnification against CCC pursuant to Section 9.5 within the survival period (if there is an applicable survival period pursuant to Section 8.1), CCC must indemnify and hold any and all of the VTR Indemnified Parties harmless from and against any and all Losses any VTR Indemnified Party may suffer (including Losses a VTR Indemnified Party may suffer after the end of any applicable survival period) arising out of, in the nature of, incident or relating to, resulting from, or caused by:

(i)            any inaccuracy in or any breach of any representation or warranty of CCC, but not of Uno, contained in Section 3.1;

(ii)           any inaccuracy in or any breach of any representation or warranty contained in Section 4.2 (“Capitalization”) or Section 4.14 (“Taxes”) or Schedule B (“Metrópolis Taxes”), but only 50% of such Losses therefrom; provided, however, that the “50% of such Losses” limitation will not apply if (A) the Losses claims thereunder arose out of, were in the nature of, were incident or related to, resulted from, or were caused by the inaccuracy in or breach of any such representation or warranty that is qualified as to knowledge or by such terms as “knowledge,” “know,” “awareness,” or “aware,” and (B) CCC did in fact know about the inaccuracy or breach at any time the representation or warranty was given or deemed to be given under this Agreement; and

(iii)          any nonperformance or breach of any covenant or agreement of CCC contained in this Agreement.

Section 8.4             Indemnification by VTR.

(a)           Subject to a Transferor (on its own behalf or on behalf of any other Transferor Indemnified Party) making a written claim for indemnification against VTR pursuant to Section 9.5 within the survival period (if there is an applicable survival period pursuant to Section 8.1), and subject to the limitations set forth in Section 8.6, VTR must indemnify and hold such Transferor, and its directors, officers, employees, Affiliates (but with respect to Uno, including LMI, LMINT, and their respective Affiliates, even if any of them ceases to be Affiliates of Uno), successors, and assigns (collectively, “Transferor Indemnified Parties,” and individually, a “Transferor Indemnified Party”) harmless from and against any and all Losses any Transferor Indemnified Party may suffer (including Losses a Transferor Indemnified Party may suffer after the end of any applicable survival period) arising out of, in the nature of, incident or relating to, resulting from, or caused by any inaccuracy in or any breach of any representation or warranty of VTR contained in this Agreement or in any certificate delivered by or on behalf of VTR pursuant to this Agreement (except for the representations and warranties in Section 3.2 (“VTR’s Representations and Warranties”), Section 5.2 (“Capitalization”), and Section 5.10 (“Taxes”), which are covered by Section 8.4(b)).

(b)           Subject to a Transferor (on its own behalf or on behalf of any other of its Transferor Indemnified Parties) making a written claim for indemnification against VTR pursuant to Section 9.5 within the survival period (if there is an applicable survival period pursuant to Section 8.1), VTR must indemnify and hold any and all of the Transferor Indemnified Parties harmless from and against any and all Losses any Transferor Indemnified Party may suffer (including Losses a Transferor Indemnified Party may suffer after the end of any applicable survival period) arising out of, in the nature of, incident or relating to, resulting from, or caused by:

(i)            any inaccuracy in or any breach of any representation or warranty contained in Section 3.2 (“VTR’s Representations and Warranties”), Section 5.2 (“Capitalization”), or Section 5.10 (“Taxes”); and

(ii)           any nonperformance or breach of any covenant or agreement of VTR contained in this Agreement.

Section 8.5             Defense of Action.

(a)           If any third party notifies any Party seeking indemnification under Section 8.2, Section 8.3, or Section 8.4 (the “Indemnified Party”) with respect to any matter, claim, investigation, action, suit, charge, complaint, demand, or other proceeding, whether pending or threatened (an “Action”), that may give rise to a claim for indemnification under this Article VIII, then the Indemnified Party must promptly give notice of the Action to the Party from which such indemnification is sought (the “Indemnifying Party”) pursuant to Section 9.5; provided, however, that the Indemnified Party’s failure to so notify the Indemnifying Party of any Action will not release the Indemnifying Party, in whole or in part, from its obligations under this Article VIII, except to the extent (and solely to the extent) that the Indemnified Party’s failure to so notify actually prejudices the Indemnifying Party’s ability to defend against such Action.

(b)           The Indemnified Party may, at the sole expense and liability of the Indemnifying Party, exercise full control of the defense, compromise, or settlement of any such Action, unless, at any time within 30 days after the Indemnified Party has given notice to the Indemnifying Party of the Action, the Indemnifying Party (i) delivers a written confirmation to such Indemnified Party that the indemnification provisions of Section 8.2, Section 8.3, or Section 8.4 (as applicable) are applicable to such Action and that, subject to the other provisions of this Article VIII, the Indemnifying Party must indemnify such Indemnified Party in respect of such Action pursuant to the terms of Section 8.2, Section 8.3, or Section 8.4 (as applicable), (ii) notifies such Indemnified Party in writing of the Indemnifying Party’s intention to assume the defense thereof and thereafter conducts the defense actively and diligently, and (iii) retains legal counsel reasonably satisfactory to such Indemnified Party to conduct the defense of such Action.  Notwithstanding anything to the contrary in the immediately preceding sentence, the Indemnifying Party will not have any right to assume the defense of such Action, if (1) such Action seeks an injunction or other equitable relief and not money damages only, or (2) the settlement or compromise of, or an adverse judgment with respect to, such Action is, in the good faith judgment of the Indemnified Party, likely to establish a precedent, custom or practice materially adverse to the continuing business interests or the reputation of the Indemnified Party.

(c)           The Indemnified Party and the Indemnifying Party must use their commercially reasonable efforts to cooperate with the Party assuming the defense, compromise, or settlement of any such Action in accordance herewith in any manner that such Party reasonably may request.  If the Indemnifying Party assumes the defense of any such Action, the Indemnified Party will have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel will be the expense of such Indemnified Party unless (i) the Indemnifying Party has specifically agreed to pay such fees and expenses or (ii) the Indemnified Party has been advised by its counsel that there may be one or more legal defenses from claims available to it that are different from or additional to those available to the Indemnifying Party or that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such Action (in either of which cases the Indemnifying Party will not have the right to direct the defense, compromise, or settlement of such Action on behalf of the Indemnified Party), and in any such case the reasonable fees and expenses of such separate counsel must be borne by the Indemnifying Party, it being understood and agreed, however, that the Indemnifying Party will not be liable for the fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Party together with its applicable Affiliates (with respect to Uno, not including UGC or any of its Subsidiaries, and with respect to VTR, not including LMI or any of its Affiliates other than UGC and its Subsidiaries), unless there is a conflict of interest between the Indemnified Party and an applicable Affiliate thereof (with respect to Uno, not including UGC or any of its Subsidiaries, and with respect to VTR, not including LMI or any of its Affiliates other than UGC and its Subsidiaries), in which case the Indemnifying Party will not be liable for the fees and expenses of more than an aggregate of two separate firms of attorneys at any time for the Indemnified Party and its applicable Affiliates (with respect to Uno, not including UGC or any of its Subsidiaries, and with respect to VTR, not including LMI or any of its Affiliates other than UGC and its Subsidiaries).  No Indemnified Party will settle or compromise or consent to entry of any judgment with respect to any such Action for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, unless the Indemnifying Party fails to assume control of such Action in the manner provided in Section 8.5(b).  The Indemnifying Party must not, without the written consent of the Indemnified Party, settle or compromise or consent to entry of any judgment with respect to any such Action (1) in which any relief other than the payment of money damages is or may be sought against any Indemnified Party, or (2) that does not include as an unconditional term thereof the giving by the claimant, party conducting such investigation, plaintiff or petitioner to such Indemnified Party of a release from all liability with respect to such Action.

(d)           Notwithstanding anything to the contrary in Section 8.5(a), Section 8.5(b), or Section 8.5(c), the provisions under the “Tax Controversies” section of Schedule C (“Tax Matters”) will govern the rights and obligations of the Parties in respect of the certain Tax matters specified therein.

Section 8.6             Limitations on Indemnification.

(a)           Basket; Basket Exceptions.  No indemnification by Uno pursuant to Section 8.2(a), CCC pursuant to Section 8.3(a), or VTR pursuant to Section 8.4(a) (other than, in each case, the Basket Exceptions, as defined below), will be due and payable unless the aggregate amount of all such claims asserted by the Indemnified Party against the Indemnifying Party exceeds US$1,000,000.00 (or its equivalent in Chilean Pesos as of the date of such calculation) (the “Basket Amount”), whereupon the applicable Indemnifying Party will be obligated to pay only the excess of the aggregate amount of such claims for indemnification over the Basket Amount.  The indemnification obligations of Uno pursuant to Section 8.2(a), CCC pursuant to Section 8.3(a), or VTR pursuant to Section 8.4(a), in each case in respect of an inaccuracy in or breach of any of the representations or warranties set forth in the following Sections (collectively, the “Basket Exceptions”) will not be subject to the Basket Amount limitation in the preceding sentence:  Section 4.6(d), Section 4.6(e), and Section 4.6(g) (“Financial Statements; Absence of Certain Developments; No Undisclosed Liabilities; Net Debt”); Section 4.13 (“Legal Compliance”); and Section 5.4(c) and Section 5.4(e) (“Financial Statements; No Undisclosed Liabilities; Net Debt”).

(b)           Caps.

(i)            The indemnification obligation of Uno pursuant to Section 8.2(a) in respect of each Loss claimed thereunder is limited to 50% of the amount of such Loss; provided, however, that such limitation will not apply if Uno did in fact know about the inaccuracy or breach at any time the representation or warranty was given or deemed given under this Agreement.  The maximum aggregate indemnification obligations of Uno are limited to US$12,500,000 (or its equivalent in Chilean Pesos as of the date of such calculation) if such indemnification obligations arise pursuant to Section 8.2(a), in respect of all Losses claimed thereunder, and pursuant to Section 8.2(b), but, in the latter case, only in respect of Losses claimed for the inaccuracy in or breach of any representation or warranty of Uno or the Transferors, as applicable, contained in Section 3.1(h) (“Interested Party Transactions”), Section 4.14 (“Taxes”), or Schedule B (“Metrópolis Taxes”); provided, however, that such limitation will not apply if Uno did in fact know about the inaccuracy or breach at any time the representation or warranty was given or deemed given under this Agreement.

(ii)           The indemnification obligation of CCC pursuant to Section 8.3(a) in respect of each Loss claimed thereunder is limited to 50% of the amount of such Loss; provided, however, that such limitation will not apply if CCC did in fact know about the inaccuracy or breach at any time the representation or warranty was given or deemed given under this Agreement.  The maximum aggregate indemnification obligations of CCC are limited to US$12,500,000 (or its equivalent in Chilean Pesos as of the date of such calculation) if such indemnification obligations arise pursuant to Section 8.3(a), in respect of all Losses claimed thereunder, and pursuant to Section 8.3(b), but, in the later case, only in respect of Losses claimed for the inaccuracy in or breach of any representation or warranty of CCC or the Transferors, as applicable, contained in Section 3.1(h) (“Interested Party Transactions”), Section 4.14 (“Taxes”), or Schedule B (“Metrópolis Taxes”); provided, however that such limitation will not apply if CCC did in fact know about the inaccuracy or breach at any time the representation or warranty was given or deemed given under this Agreement.

(iii)          The maximum aggregate indemnification obligations of VTR are limited to US$12,500,000 (or its equivalent in Chilean Pesos as of the date of such calculation) to each Transferor if such indemnification obligations arise pursuant to Section 8.4(a), in respect of all Losses claimed thereunder, and pursuant to Section 8.4(b), but, in the latter case, only in respect of Losses claimed for the inaccuracy in or breach of any representation or warranty of VTR contained in Section 3.2(g) (“Interested Party Transactions”) or Section 5.10 (“Taxes”); provided, however, that such limitation with respect to Section 8.4(b) will not apply if VTR did in fact know about the inaccuracy or breach at any time the representation or warranty was given or deemed given under this Agreement.

(c)           Benefit of Uno and CCC Representations and Warranties.  Uno and CCC acknowledge and agree that the representations and warranties made by them in this Agreement and the other Transaction Documents are solely for the benefit of VTR and that Uno and CCC will have no claim, right or cause of action against each other arising directly or indirectly out of their respective representations and warranties set forth in this Agreement or in any of the other Transaction Documents.  Each of Uno and CCC, for itself and on behalf of its Affiliates (but with respect to Uno, not including UGC or any of its Subsidiaries) hereby agrees not to bring any such claim or cause of action or to attempt to enforce any such right, and irrevocably waives any right it and such Affiliates may have now or in the future to any such right or to bring any such claim or cause of action.

Section 8.7             Insurance Proceeds.  Notwithstanding anything to the contrary in the other provisions of this Article VIII, the amount that any Indemnifying Party may be required to pay to an Indemnified Party pursuant to this Article VIII will be reduced (retroactively, if necessary) by any insurance proceeds or refunds actually recovered by or on behalf of the applicable Indemnified Party in reduction of the related Losses (on an after-Tax basis).  If an Indemnified Party receives the payment required by this Article VIII from the Indemnifying Party in respect of Losses and subsequently receives insurance proceeds in respect of such Losses, then the Indemnified Party must promptly repay to the Indemnifying Party a sum equal to the amount of such insurance proceeds or refunds actually received, net of costs and expenses and on an after-Tax basis, but not exceeding the amount paid by the Indemnifying Party to such Indemnified Party in respect of such Losses.  No representation, warranty, covenant, or agreement contained in this Agreement is for the benefit of any insurer.

Section 8.8             Exclusive Monetary Remedy; No Consequential Damages.  The Parties hereby acknowledge and agree that their sole and exclusive monetary remedy with respect to this Agreement, regardless of whether the relief demanded or sought is found in contract or tort, will be pursuant to the indemnification provisions set forth in this Article VIII.  Notwithstanding anything in the immediately preceding sentence to the contrary, nothing in this Section 8.8 will limit in any way (a) the availability of specific performance, injunctive relief, rescission, or other non-monetary remedies to which a Party may otherwise be entitled, or (b) the exercise by Uno of its rights or remedies under the terms and conditions of the DPP Obligation.  In no event will any Party be liable to any other Person for such other Person’s lost profits, loss of use, lost revenues, or other indirect, incidental, special, or consequential Losses.  Each Party waives and relinquishes claims for such lost profits, loss of use, lost revenues, or other indirect, incidental, special, or consequential Losses.  In addition, Uno hereby waives the acción resolutoria to which it would otherwise be entitled according to Chilean Law in connection with the fulfillment of the DPP Obligation.

ARTICLE IX
MISCELLANEOUS

Section 9.1             Entire Agreement.  This Agreement (together with the Disclosure Schedules, other Schedules and Exhibits annexed hereto) and the other Transaction Documents contain, and are intended as, a complete statement of all of the terms of the agreements among the Parties with respect to the matters provided for herein and therein, and supersede and discharge any previous agreements and understandings between the Parties with respect to those matters; provided, however, that the VTR Confidentiality Agreement will survive the execution and delivery hereof and the Closing hereunder and continue in full force and effect in accordance with its terms.

Section 9.2             Governing Law; Governing Language.  This Agreement will be governed by and construed in accordance with the Laws of Chile, without regard to principles governing conflicts of Law.  Certain Schedules and/or Exhibits to this Agreement are being executed in both English and Spanish.  If any doubt, misunderstanding or dispute arises in their interpretation, the English version will govern.

Section 9.3             Dispute Resolution.  Any controversy, claim, or dispute between the Parties that arises out of or relates to this Agreement, including any claim or controversy relating to the interpretation, breach, termination, or invalidity of any provision hereof, will be exclusively and finally settled pursuant to and in accordance with the Dispute Resolution Agreement.

Section 9.4             Headings.  The article and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

Section 9.5             Notices.  All notices and other communications hereunder must be in writing and must be delivered personally, telecopied (if receipt of which is confirmed by the Person to whom sent), sent by internationally recognized overnight delivery service or mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or to such other Person or address for a Party as specified by such Party by like notice) (notice will be deemed given and received upon receipt, if delivered personally, by overnight delivery service or by telecopy, or on the third Business Day following mailing, if mailed, except that notice of a change of address will not be deemed given and received until actually received):

(a)           If to Uno, to it at:

c/o Liberty Media International, Inc.
12300 Liberty Boulevard
Englewood, Colorado 80112  U.S.A.
Attention:  Elizabeth M. Markowski
Telephone: 720 875-6209
Telecopier: 720 875-5858

and, prior to the consummation of the transactions contemplated by the UGC/LMI Merger Agreement or if such agreement is terminated without such consummation occurring, with a copy to:

Sherman & Howard L.L.C.
633 Seventeenth Street
Suite 3000
Denver, Colorado 80202
Attention:  Amy L. Hirter
Telephone: 303 299-8102
Telecopier: 303 298-0940

and, following the consummation of the transactions contemplated by the UGC/LMI Merger Agreement, with a copy to:

Holme Roberts & Owen LLP
1700 Lincoln Street
Suite 4100
Denver, Colorado 80203  U.S.A.
Attention:  W. Dean Salter

Paul G. Thompson

Telephone: 303 861-7000
Telecopier: 303 861-0200

(b)           If to CCC, to it at:

Hendaya 60
Piso 14, Las Condes
Santiago, Chile
Attention:  Juan Antonio Alvarez
Telephone: 562 330-7218
Telecopier: 562 331-5153

with a copy to:

Attention:  Baltazar Sánchez
Telephone: 562 441-3702
Telecopier: 562 441-3701

(c)           If to VTR, to it at:

Reyes Lavalle 3340
9th Floor
Las Condes, Santiago
Chile
Attention:  Vicepresidente de Asuntos Legales
Telephone: 562 310-1419
Telecopier: 562 310-1561

with copies to:

c/o UnitedGlobalCom, Inc.
4643 South Ulster Street, #1300
Denver, Colorado 80237  U.S.A.
Attention:  General Counsel
Telephone: 303 770-4001
Telecopier: 303 220-3117

and to:

Holme Roberts & Owen LLP
1700 Lincoln Street
Suite 4100
Denver, Colorado 80203  U.S.A.
Attention:  W. Dean Salter

Paul G. Thompson

Telephone: 303 861-7000
Telecopier: 303 861-0200

Section 9.6             Severability.  If at any time any covenant or provision contained herein is deemed in a final ruling of a court or other body of competent jurisdiction (including an arbitral tribunal convened in accordance with the Dispute Resolution Agreement) to be invalid or unenforceable, such covenant or provision will be considered divisible and such covenant or provision will be deemed immediately amended and reformed to include only such portion of such covenant or provision as such court or other body has held to be valid and enforceable; and the Parties agree that such covenant or provision, as so amended and reformed, will be valid and binding as though the invalid or unenforceable portion had not been included herein.

Section 9.7             Amendment; Waiver.  No provision of this Agreement may be amended or modified except by an instrument or instruments in writing signed by the Parties and designated as an amendment or modification.  No waiver by any Party of any provision of this Agreement will be valid unless in writing and signed by the Party making such waiver and designated as a waiver.  No failure or delay by any Party in exercising any right, power, or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof or the exercise of any other right, power, or remedy preclude any further exercise thereof or the exercise of any other right, power, or remedy.  No waiver of any provision hereof will be construed as a waiver of any other provision.

Section 9.8             Assignment and Binding Effect.  No Party may assign any of its rights or delegate any of its obligations under this Agreement without (a) the prior written consent of the other Parties, and (b) the complete written assumption by the assignee of all of the obligations of the assignor under this Agreement.  All of the terms and provisions of this Agreement will be binding on, and will inure to the benefit of, the respective successors and permitted assigns of the Parties.

Section 9.9             No Benefit to Others.  Except as expressly set forth herein, the representations, warranties, covenants, and agreements contained in this Agreement are for the sole benefit of the Parties and their respective successors and permitted assigns, and they will not be construed as conferring and are not intended to confer any rights, remedies, obligations, or liabilities on any other Person, unless such Person is expressly stated herein to be entitled to any such right, remedy, obligation, or liability.

Section 9.10           Counterparts.  This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

Section 9.11           Interpretation.

(a)           As used herein, except as otherwise indicated herein or as the context may otherwise require: (i) the words “include,” “includes,” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import; (ii) the words “hereof,” “herein,” “hereunder,” and comparable terms refer to the entirety of this Agreement, including the Exhibits, Disclosure Schedules, and other Schedules hereto, and not to any particular article, section, or other subdivision hereof or Exhibit, Disclosure Schedule, or Schedule hereto; (iii) any pronoun will include the corresponding masculine, feminine, and neuter forms; (iv) the singular includes the plural and vice versa; (v) references to any agreement or other document are to such agreement or document as amended, modified, supplemented, and restated now or hereafter from time to time; (vi) references to any statute or regulation are to it as amended, modified, supplemented, and restated now or hereafter from time to time, and to any corresponding provisions of successor statutes or regulations; (vii) except as otherwise expressly provided in this Agreement, references to “Article,” “Section,” “preamble,” “recital,” or another subdivision or to an “Exhibit,” “Disclosure Schedule,” or “Schedule” are to an article, section, preamble, recital or subdivision hereof or an “Exhibit,” “Disclosure Schedule,” or “ Schedule” hereto; and (viii) references to any Person or Entity include such Person’s or Entity’s respective successors and permitted assigns.

(b)           In this Agreement, any reference to a Party’s “knowledge,” and comparable terms including “know,” “known,” “aware,” or “awareness,” means such Party’s actual knowledge after due inquiry of officers, directors and other key employees of such Party reasonably believed to have knowledge of such matters.

(c)           Any reference herein to a “day” or number of “days” (without the explicit qualification of “Business”) will be deemed to refer to a calendar day or number of calendar days.  If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on the next succeeding Business Day.

(d)           Any financial or accounting terms that are not otherwise defined herein will have the meanings given thereto under GAAP.  For purposes of each reference herein to an amount in Dollars or its equivalent in Chilean Pesos as of a certain date, such equivalent amount will be determined using the Observado Exchange Rate published on such date.

Section 9.12           Rules of Construction.  The Parties agree that they have been represented by counsel during the negotiation, preparation, and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

VTR GLOBALCOM S.A.

By:	/s/ RODRIGO CASTILLO MURILLO
Rodrigo Castillo Murillo
Its:	Vice President

Solely for purposes of Section 6.3 and the relevant definitions set forth in Article I hereof:

UNITED CHILE, INC.

By:	/s/ MAURICIO RAMOS
Mauricio Ramos
Its:	Vice President

AND

UNITED CHILE VENTURES INC.

By:	/s/ JOHN P. BABB
John P. Babb
Its:	Vice President

Solely for purposes of Section 2.7 and the relevant definitions set forth in Article I hereof:

UNITED LATIN AMERICA, INC.

By:	/s/ JOHN P. BABB
John P. Babb
Its:	Vice President

LIBERTY COMUNICACIONES DE CHILE UNO LTDA.

By:	/s/ MAX LETELIER BOMCHIL
Max Letelier Bomchil
Its:	Attorney-in-Fact

Solely for purposes of Section 2.5 and the relevant definitions set forth in Article I hereof:

LIBERTY MEDIA INTERNATIONAL HOLDINGS, LLC

By:	/s/ ELIZABETH M. MARKOWSKI
Elizabeth M. Markowski
Its:	Senior Vice President

Solely for purposes of Section 2.5, Section 2.6, and the relevant definitions set forth in Article I hereof:

LIBERTY MEDIA CORPORATION

By:	/s/ CHARLES Y. TANABE
Charles Y. Tanabe
Its:	Senior Vice President

Solely for purposes of Section 2.8 and the relevant definitions set forth in Article I hereof:

LIBERTY MEDIA INTERNATIONAL, INC.

By:	/s/ ELIZABETH M. MARKOWSKI
Elizabeth M. Markowski
Its:	Senior Vice President

CRISTALERÍAS DE CHILE S.A.

By:	/s/ BALTAZAR SÁNCHEZ GUZMÁN
Baltazar Sánchez Guzmán
Its:	Director

By:	/s/ CIRILO ELTON GONZÁLEZ
Cirilo Elton González
Its:	General Manager

Solely for purposes of Section 2.7, Section 6.1(b), and the relevant definitions set forth in Article I hereof:

METRÓPOLIS-INTERCOM S.A.

By:	/s/ ANDRÉS KULKA KUPERMAN
Andrés Kulka Kuperman
Its:	General Manager

By:	/s/ MAX LETELIER BOMCHIL
Max Letelier Bomchil
Its:	Director

SCHEDULE A

OWNERSHIP OF STOCK OF METRÓPOLIS AND PROSER

Metrópolis Stock

Holder	Class or Series of Shares	Number of Shares	% of Class or Series
Uno	Registered	44,485,107	50%
CCC	Registered	44,485,107	50%

Proser Stock

Holder	Class or Series of Shares	Number of Shares	% of Class or Series
Uno	Registered	1	0.01%
CCC	Registered	1	0.01%
Metrópolis	Registered	9,998	99.98%

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SCHEDULE B

METRÓPOLIS TAXES

Except as set forth in Section 4.14 of the Metrópolis Disclosure Schedule, the following representations and warranties are true and correct in all respects:

(a)           All Tax Returns required to be filed by or on behalf of Metrópolis or Proser have been duly filed on a timely basis and such Tax Returns (including all attached statements and schedules) are true, correct, and complete in all material respects.  All Taxes shown to be due and payable on such Tax Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are due and payable by Metrópolis or Proser with respect to items or periods covered by such Tax Returns (whether or not shown on or reportable on such Tax Returns) or with respect to any Pre-Closing Period.  No claim has been made or threatened by any jurisdiction where Metrópolis or Proser does not file returns that Metrópolis or Proser is or may be subject to Taxes in that jurisdiction and there is no legitimate basis for such a claim.

(b)           The most recent Metrópolis Financial Statements reflect an adequate reserve (as determined on a GAAP basis and excluding reserves for deferred Taxes) for all Taxes payable by Metrópolis and Proser for all taxable periods and portions thereof through the date hereof.

(c)           There are no Liens or Restrictions on any of the assets of Metrópolis or Proser with respect to Taxes, other than Permitted Liens and Liens or Restrictions created by this Agreement or any of the other Transaction Documents.

(d)           Such Transferor has made available to VTR true, correct, and complete copies of:

(i)            all Tax Returns of Metrópolis or Proser for all periods since the formation thereof, and

(ii)           all Tax audit reports, work papers, statements of deficiencies, closing or other agreements received by Metrópolis or Proser or on their behalf relating to Taxes, in each case that are in such Transferor’s possession or under its control.

(e)           Neither Metrópolis nor Proser does business in or derives income from any state, local, territorial or foreign taxing jurisdiction other than those for which Tax Returns have been furnished to VTR.

(f)            There is no audit of any Tax Return of Metrópolis or Proser by a Tax Authority in process, pending or, to the best of such Transferor’s knowledge, threatened (formally or informally).

(g)           No deficiencies exist or have been asserted (either formally or, to the best of such Transferor’s knowledge, informally) or are expected to be asserted with respect to Taxes of Metrópolis or Proser, and no notice (either formally or informally) has been received by Metrópolis or Proser that it has not filed a Tax Return or paid Taxes required to be filed or paid by it.

(h)           Neither Metrópolis nor Proser is a party to any pending action or proceeding for assessment or collection of Taxes, nor, to the best of such Transferor’s knowledge, has such action or proceeding been asserted or threatened (either formally or informally) against Metrópolis or Proser or any of their respective assets.

(i)            No waiver or extension of any statute of limitations is in effect with respect to Taxes or Tax Returns of Metrópolis or Proser.

(j)            No action has been taken that would have the effect of deferring any material liability for Taxes for Metrópolis or Proser from any Pre-Closing Period to any Post-Closing Period.

(k)           There are no requests for rulings, subpoenas or requests for information pending with respect to Taxes of Metrópolis or Proser.

(l)            No power of attorney has been granted by Metrópolis or Proser with respect to any matter relating to Taxes.

(m)          Neither Metrópolis nor Proser has any current or potential liability for the Taxes of any other Person.

(n)           Metrópolis and Proser have withheld and paid over all Taxes required to have been withheld and paid over, and have complied with all applicable information reporting or other requirements, in connection with any amounts paid or owing to any third party.

(o)           To the best of such Transferor’s knowledge, Metrópolis and Proser have not taken any position on any Tax Return that could give rise to penalties, that would be levied in addition to any Taxes owed, if a Tax Authority challenged such positions and such challenge was sustained.

(p)           Neither Metrópolis nor Proser has ever elected under Section 897(i) of the Code to be treated as a domestic U.S. corporation.

(q)           Metrópolis and Proser are not parties to any joint venture, partnership, or other arrangement that is treated as a partnership (or other “pass-through” entity) for Chilean or other Tax purposes.

(r)            Section 4.14(r) of the Metrópolis Disclosure Schedule contains accurate and complete information with respect to:

(i)            the Tax attributes of Metrópolis and Proser (including any value added tax carryforwards, net operating losses, tax credits, and net tax basis of depreciable property and intangibles), (A) in the case of value added tax carryforwards determined as of the date of the last filed tax return, (B) in the case of net operating losses determined as of December 31, 2004, (C) in all other cases determined as of a date that is no more than 30 days prior to the date of this Agreement, and (D) in each case estimated as of the date of this Agreement;

(ii)           all material U.S., Chilean, or other Tax elections made by, or in effect with respect to, Metrópolis or Proser, provided, however, that with respect to any such election that was not affirmatively made by or with respect to Metrópolis or Proser but is deemed to have been made, such election will be required to be included in Section 4.14(r) of the Metrópolis Disclosure Schedule only if either Transferor has knowledge thereof; and

(iii)          the Tax basis currently maintained by Metrópolis in Proser.

(s)           Section 4.14(s) of the Metrópolis Disclosure Schedule contains accurate and complete information with respect to CCC’s and Uno’s current Chilean tax bases in their respective shares of Metrópolis Stock.

SCHEDULE C

TAX MATTERS

Allocation of Taxes for Pre-Closing and Post-Closing Periods

(a)           Each Transferor must pay promptly after they become due 50% of any Tax liabilities of Metrópolis or Proser allocable to any Pre-Closing Period or portion thereof to the extent such Tax liabilities were not adequately reserved for (excluding reserves for deferred Taxes) on the most recent Metrópolis Financial Statements.

(b)           VTR must promptly pay any Tax liabilities of Metrópolis or Proser allocable to any Post-Closing Period or portion thereof.

(c)           VTR must promptly pay any Taxes resulting from transactions or actions taken by Metrópolis or Proser that occur on the date hereof but after the Closing and that are not in the ordinary course of business.

Transfer Taxes

(a)           Each Transferor must pay all transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any monetary adjustments, penalties and interest) incurred in connection with the Transfer by it of Metrópolis Stock contemplated by this Agreement.  Each Transferor must file all necessary Tax Returns and other documentation with respect to all such Taxes, and if required by applicable Law, it must, and must cause its Affiliates (but with respect to Uno, not including UGC or any of its Subsidiaries) to, join in the execution of any such Tax Returns and other documentation.  Each Transferor must pay all costs and expenses related to the performance of its obligations under this clause (a).

(b)           Each Transferor must pay 50% of all transfer, documentary, sales, use, stamp, registration, withholding and other such Taxes and fees (including any monetary adjustments, penalties and interest) incurred by Metrópolis or Proser in connection with transactions contemplated by this Agreement (including any real property transfer Tax and any similar Tax).  Each Transferor must pay 50% of the costs and expenses incurred by Metrópolis or Proser in filing all necessary Tax Returns and other documentation with respect to all such Taxes.  Each Transferor must pay all costs and expenses related to the performance of its obligations under this clause (b).

(c)           VTR must pay all transfer, documentary, sales, use, stamp, registration, withholding and other such Taxes and fees (including any monetary adjustments, penalties and interest) incurred in connection with the issuance and transfer by it or any of its Subsidiaries pursuant to this Agreement and the other Transaction Documents of (i) VTR Stock, and (ii) the Uno Transfer Agreement, including the DPP Obligation.  VTR must file all Tax Returns and other documentation with respect to all such Taxes required to be filed by such VTR or any of its Affiliates (but including only UGC and its

Subsidiaries), and if required by applicable Law it must, and must cause its Affiliates (but including only UGC and its Subsidiaries) to, join in the execution of any such Tax Returns and other documentation.  VTR must pay all costs and expenses related to the performance of its obligations under this clause (c).

Preparation and Filing of Tax Returns

(a)           VTR must cause Metrópolis and Proser to (i) timely file all Tax Returns that are to be filed after the date hereof and (ii) timely pay the Taxes due on those Tax Returns to the extent such Taxes are allocable to a Post-Closing Period or were adequately reserved for (excluding reserves for deferred Taxes) on the most recent Metrópolis Financial Statements.

(b)           The Transferors agree to furnish or cause to be furnished to VTR, upon request, as promptly as practicable, such information and assistance (including access to books, records and accounting work papers that are in such Transferor’s possession or under its control) relating to Metrópolis and Proser as is reasonably necessary for the preparation of any Tax Return, claim for refund or Tax audit, or the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment.

Tax Controversies

(a)           Notification of Proceedings.  If VTR receives written notice of any Tax matter with respect to Metrópolis or Proser that would affect a Transferor, or a Transferor receives written notice of any Tax matter with respect to Metrópolis or Proser that would affect VTR, Metrópolis or Proser, the Party receiving such written notice must promptly notify the Party that could be affected by such Tax matter; provided, however, that the failure of any Party to so notify the other Party will not release, in whole or in part, the other Party from its obligations under this Agreement, except to the extent (and solely to the extent) that the first Party’s failure to so notify has materially damaged the other Party in respect of such Tax matter.

(b)           Cooperation.

(i)            After the Closing, the Parties must use their commercially reasonable efforts to cooperate with each other and with each other’s agents, including accounting firms and legal counsel, in connection with the preparation or audit of any Tax Return, refund claim or Tax controversy matter with respect to Metrópolis or Proser or any of their respective activities.  Such cooperation must include making available any information, records and documents in their possession or under their control related to Metrópolis or Proser that is relevant to the preparation or audit of any Tax Return, refund claim or Tax controversy matter with respect to Metrópolis or Proser or any of their respective activities.  Any information provided or obtained under this clause (b)(i) must be kept confidential, except as may otherwise be necessary in connection with the filing of a Tax Return, refund claims, Tax audits, Tax claims or Tax litigation or as required by Law.

(ii)           VTR will be entitled, at the sole expense and liability of the Transferors, to exercise full control of the defense (including which arguments to make and how and when to make them), compromise, or settlement of any Tax controversy with respect to Metrópolis or Proser, including any administrative, judicial, or other proceeding in connection with any Tax controversy (a “Tax Proceeding”) that relates to any Tax issue that could give rise to a liability of a Transferor to VTR under Section 8.2(b) or Section 8.3(b) of the Agreement (a “Tax Liability Issue”), unless the Transferors, at any time within 30 days after VTR has given notice to the Transferors concerning such Tax Proceeding, (A) deliver a written confirmation to VTR that the indemnification provisions of Section 8.2(b) or Section 8.3(b) of the Agreement are applicable to such Tax Proceeding and such Tax Liability Issue and that, subject to the remaining provisions of Article VIII, the Transferors will indemnify VTR in respect of such Tax Proceeding and such Tax Liability Issue pursuant to the terms of Section 8.2(b) or Section 8.3(b) of the Agreement, (B) notify VTR in writing of the Transferors’ intention to assume the defense thereof, and (C) retain legal counsel reasonably satisfactory to VTR to conduct the defense of such Tax Proceeding.  Notwithstanding anything to the contrary in the immediately preceding sentence, the Transferors will not have any right to assume the defense of such Tax Proceeding, if (1) such Tax Proceeding seeks an injunction or other equitable relief and not money damages only, or (2) the settlement or compromise of, or an adverse judgment with respect to, such Tax Proceeding is, in the good faith judgment of VTR, likely to establish a precedent, custom or practice materially adverse to the continuing business interests or the reputation of VTR.  VTR must furnish to the Transferors copies of (1) all inquiries or requests for information from any Tax Authority concerning any Tax Liability Issue, and (2) all written communications and documents submitted to any Tax Authority with respect to any Tax Liability Issue.  Each Party must furnish to the other Parties, promptly after receipt, a copy of all information or document requests, notices of proposed adjustment, revenue agent’s reports or similar reports or notices of deficiency with respect to any Tax Liability Issue together with all relevant documents and memos related to the foregoing documents, notices or reports.

(iii)          If VTR or any of its Subsidiaries (including Metrópolis and Proser) is required or deems it advisable (after consultation with counsel)

to pay any Tax, file any bond or pay any other amount in order to undertake a Tax Proceeding with respect to any Taxes for which a Transferor may be liable under Section 8.2(b) or Section 8.3(b), VTR will first notify the Transferors thereof.  If one or more of the Transferors agree to pay such amount to VTR or the applicable Subsidiary, such Transferor(s) must advance such amount to VTR or the applicable Subsidiary no later than three Business Days before such payment is to be made.  The Transferors will not be entitled to interest on such amount from VTR or any of its Affiliates.  Within three Business Days after the receipt by VTR or any of its Subsidiaries (including Metrópolis and Proser) of a refund of any such amount paid by a Transferor (including any related interest or adjustment amount received by VTR or any of its Subsidiaries (including Metrópolis and Proser)), VTR must pay, or cause the applicable Subsidiary to pay, such refunded amount to the applicable Transferor(s), net of any Tax cost incurred by VTR or any its Subsidiaries (including Metrópolis and Proser) as a result of such refund.  If no Transferor agrees to pay such amount within three Business Days after receipt of the notice thereof, VTR or the applicable Subsidiary, as applicable, will satisfy such requirement.  Upon a final determination that any Tax is owed by any Transferor, such Transferor will pay to VTR or such Subsidiary, as applicable, the amount of the Tax owed plus interest thereon from the date paid to receipt of the payment from the Transferors at a rate equal to the maximum contractual rate permitted by Chilean Law.

(c)           Record Retention.  The Transferors must retain and provide to VTR, Metrópolis or Proser upon reasonable request any records or other information (including accounting work papers) that are in their possession or readily obtainable and that may be relevant to any Tax matter with respect to Metrópolis or Proser or examination, proceeding, or determination with respect thereto.  Without limiting the generality of the foregoing, the Transferors must retain, until the applicable statutes of limitations (including any extensions) plus 90 days have expired, copies of all Tax Returns, supporting work papers, and other records or information that may be relevant to any Tax Returns of Metrópolis or Proser and must not destroy or otherwise dispose of any such records without first providing VTR, Metrópolis or Proser with a reasonable opportunity to review and copy the same.  Notwithstanding anything to the contrary contained in this clause (c), the Transferors must retain any and all records or other information described in the preceding sentences of this clause (c) that are in their possession and that relate to any year in which Metrópolis or Proser had a cumulative Tax loss, until such time as VTR delivers written notice to the Transferors that their continued retention of such records and other information is no longer necessary.

EXHIBIT A

FORM OF UNO TRANSFER AGREEMENT

[omitted]

EA - 1

EXHIBIT B

FORM OF CCC SUBSCRIPTION AND TRANSFER AGREEMENT

[omitted]

EB - 1

EXHIBIT C

FORM OF SHAREHOLDERS AGREEMENT

[omitted]

EC - 1

EXHIBIT D

FORM OF CCC WAIVER AND RELEASE

Cristalerías de Chile S.A., a Chilean sociedad anónima (“CCC”), for itself and on behalf of its Affiliates (as defined in the Purchase and Contribution Agreement, dated as of the date hereof, among VTR GlobalCom S.A., Liberty Comunicaciones de Chile Uno Ltda., and CCC (the “Agreement”)), and their respective directors, managers, partners, shareholders, officers, employees, successors and assigns, in consideration of the mutual promises, covenants, and agreements set forth in the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby irrevocably and voluntarily fully releases and agrees to hold harmless Liberty Media International Holdings, LLC, a Delaware U.S.A. limited liability company (“LMINT”), and Liberty Media Corporation, a Delaware U.S.A. corporation (“LMC”), and their respective Affiliates (including without limitation Uno, Liberty Chile, Inc., and Liberty Chile Holdings, Inc.) and their respective directors, managers, partners, shareholders, officers, employees, successors and assigns (collectively, the “Released Persons”) from any and all claims, demands, causes of action and liabilities they may have or incur (whether currently foreseen or unforeseen, and whether or not previously asserted) based upon or arising out of any and all matters relating to the ownership, governance, funding and operation of Metrópolis-Intercom S.A., a Chilean sociedad anónima (“Metrópolis”), Cordillera Comunicaciones Limitada and Cordillera Comunicaciones Holding Limitada (collectively, the “Limitadas”), or the relationship between CCC and LMINT or between CCC and LMC (or among CCC and the Released Persons) regarding the ownership, governance, funding and operation of Metrópolis or the Limitadas on or prior to the date hereof, and irrevocably waives any right it may have to assert any such claim, demand, cause of action or liability; provided, however, that the foregoing waiver and release does not extend to, and will not limit or affect, any of the representations, warranties, covenants, or agreements set forth in the Agreement or any of the other Transaction Documents (as defined in the Agreement).

This Waiver and Release will be governed by and construed in accordance with the laws of the Republic of Chile, without regard to principles governing conflicts of law.

Any controversy, claim or dispute that arises out of or relates to this Waiver and Release will be exclusively and finally settled pursuant to and in accordance with the Dispute Resolution Agreement.

All notices and other communications hereunder must be in writing and must be delivered pursuant to and in accordance with Section 9.5 of the Agreement.

If at any time any provision contained in this Waiver and Release is deemed in a final ruling of a court or other body of competent jurisdiction (including an arbitral tribunal convened in accordance with the Dispute Resolution Agreement) to be invalid or unenforceable, such provision will be considered divisible and such provision will be deemed immediately amended and reformed to include only such portion of such provision as is enforceable by the court or other body having jurisdiction of this Waiver and Release; and such provision, as so amended

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and reformed, will be valid and binding as though the invalid or unenforceable portion had not been included herein.

No failure or delay by any party in exercising any right, power, or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof or the exercise of any other right, power, or remedy preclude any further exercise thereof or the exercise of any other right, power, or remedy.  No waiver of any provision hereof will be construed as a waiver of any other provision.

Date: April 13, 2005

CRISTALERÍAS DE CHILE S.A.

By:
Baltazar Sánchez Guzmán
Its:	Director

By:
Cirilo Elton González
Its:	General Manager

ACCEPTED BY:

LIBERTY MEDIA INTERNATIONAL HOLDINGS, LLC

By:

Its:

LIBERTY MEDIA CORPORATION

By:

Its:

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EXHIBIT E

FORM OF LMINT/LMC WAIVER AND RELEASE

Liberty Media International Holdings, LLC, a Delaware U.S.A. limited liability company (“LMINT”), and Liberty Media Corporation, a Delaware U.S.A. corporation (“LMC”), each for itself and on behalf of its Affiliates (as defined in the Purchase and Contribution Agreement, dated as of the date hereof, among VTR GlobalCom S.A., Liberty Comunicaciones de Chile Uno Ltda., and Cristalerías de Chile S.A. (the “Agreement”), but for purposes of this waiver and release not including UnitedGlobalCom, Inc. or any of its Subsidiaries (as defined in the Agreement)) and their respective directors, managers, partners, shareholders, officers, employees, successors and assigns, in consideration of the mutual promises, covenants, and agreements set forth in the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby irrevocably and voluntarily fully release and agree to hold harmless Cristalerías de Chile S.A., a Chilean sociedad anónima (“CCC”), and its Affiliates and their respective directors, managers, partners, shareholders, officers, employees, successors and assigns (collectively, the “Released Persons”) from any and all claims, demands, causes of action and liabilities they may have or incur (whether currently foreseen or unforeseen, and whether or not previously asserted) based upon or arising out of any and all matters relating to the ownership, governance, funding and operation of Metrópolis-Intercom S.A., a Chilean sociedad anónima (“Metrópolis”), Cordillera Comunicaciones Limitada and Cordillera Comunicaciones Holding Limitada (collectively, the “Limitadas”), or the relationship between LMINT and CCC or between LMC and CCC (or among LMINT and the Released Persons or LMC and the Released Persons) regarding the ownership, governance, funding and operation of Metrópolis or the Limitadas on or prior to the date hereof, and irrevocably waives any right it may have to assert any such claim, demand, cause of action or liability; provided, however, that the foregoing waiver and release does not extend to, and will not limit or affect any of the representations, warranties, covenants, or agreements set forth in the Agreement or any of the other Transaction Documents (as defined in the Agreement).

This Waiver and Release will be governed by and construed in accordance with the laws of the Republic of Chile, without regard to principles governing conflicts of law.

Any controversy, claim or dispute that arises out of or relates to this Waiver and Release will be exclusively and finally settled pursuant to and in accordance with the Dispute Resolution Agreement.

All notices and other communications hereunder must be in writing and must be delivered pursuant to and in accordance with Section 9.5 of the Agreement.

If at any time any provision contained in this Waiver and Release is deemed in a final ruling of a court or other body of competent jurisdiction (including an arbitral tribunal convened in accordance with the Dispute Resolution Agreement) to be invalid or unenforceable, such provision will be considered divisible and such provision will be deemed immediately amended and reformed to include only such portion of such provision as is enforceable by the court or

EE - 1

other body having jurisdiction of this Waiver and Release; and such provision, as so amended and reformed, will be valid and binding as though the invalid or unenforceable portion had not been included herein.

No failure or delay by any party in exercising any right, power, or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof or the exercise of any other right, power, or remedy preclude any further exercise thereof or the exercise of any other right, power, or remedy.  No waiver of any provision hereof will be construed as a waiver of any other provision.

Date: April 13, 2005

LIBERTY MEDIA INTERNATIONAL HOLDINGS, LLC

By:

Its:

LIBERTY MEDIA CORPORATION

By:

Its:

ACCEPTED BY:

CRISTALERÍAS DE CHILE S.A.

By:
Baltazar Sánchez Guzmán
Its:	Director

By:
Cirilo Elton González
Its:	General Manager

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EXHIBIT F

FORM OF PUT AGREEMENT

[omitted, filed as Exhibit 10.6]

EF - 1

EXHIBIT G

FORM OF DISPUTE RESOLUTION AGREEMENT

[omitted, filed as Exhibit 10.7]

EG - 1

EXHIBIT H

FORM OF GUARANTY

GUARANTY

GUARANTY (this “Guaranty”) dated as of April 13, 2005 by Liberty Media International, Inc., a corporation organized under the laws of the State of Delaware, U.S.A., (the “Guarantor”), in favor of Cristalerías de Chile S.A., a sociedad anónima organized under the laws of Chile (“CCC”).

Preliminary Statements

A.                                   The Guarantor desires to have CCC enter into a Put Agreement dated as of the date hereof (as the same may be amended, modified or supplemented from time to time, the “Put Agreement”) with UnitedGlobalCom, Inc., a corporation organized under the laws of the State of Delaware, U.S.A. (the “Company”), which is an affiliate of the Guarantor.

B.                                     CCC is willing to enter into the Put Agreement with the Company only on the condition, among others, that the Company’s obligations thereunder are guaranteed by the Guarantor, on the terms set forth in this Guaranty.

NOW, THEREFORE, in consideration of the premises and in order to induce CCC to enter into the Put Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

1.                                      Definitions.

1.1           Defined Terms.  As used in this Guaranty, the terms defined in the preamble, preliminary statements and other sections of this Guaranty shall have the respective meanings specified therein, capitalized terms defined in the Put Agreement used and not otherwise defined herein shall have the meanings set forth in the Put Agreement, and:

“Obligations” shall mean (i) the payment of the Put Price and all other amounts payable by the Company to CCC under the Put Agreement, whether, absolute or contingent, due or to become due (including, without limitation, interest or other charges as would have accrued on any portion of the payment obligations but for the commencement of any bankruptcy or insolvency proceedings by or affecting the Company, it being the intention of the parties that the Obligations that are guaranteed by the Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order that may relieve the Company of any portion of such Obligations because of a bankruptcy or insolvency action or proceeding); (ii) the obligation to purchase all the Equity Interests and certain debt of VTR GlobalCom S.A. held by the CCC Control Group for the Put Price on the terms set forth in the Put Agreement; and (iii) all other obligations of the Company under the Put Agreement as and when required in accordance with the terms of the Put Agreement.

1.2                                 Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be modified by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference herein to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with the provisions hereof and thereof; (b) any reference herein to any person shall be construed to include such person’s successors and permitted assigns; (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Guaranty in its entirety and not to any particular provision of this Guaranty; and (d) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties.  Article and section headings used herein are for convenience of reference only, are not part of this Guaranty and shall not affect the construction of, or be taken into consideration in interpreting, this Guaranty.

2.                                      Guaranty.

2.1                                 Irrevocable Guaranty.  The Guarantor hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to CCC that all of the Obligations will be promptly paid or performed in full when due in accordance with the provisions of the Put Agreement.

If for any reason any of the Obligations, or any part thereof, shall not be paid or performed promptly when due in accordance with the Put Agreement, then in each such instance upon written demand of payment or performance made by CCC to the Guarantor, the Guarantor shall pay or perform the same in accordance with the provisions of the Put Agreement.

The Guarantor also agrees to pay to CCC such further amounts as shall be sufficient to cover the costs and expense of collecting such sums, or any part thereof, or of otherwise enforcing this Guaranty, including reasonable fees and expenses of legal counsel for CCC.

2.2                                 No Subrogation.  Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by CCC, until all amounts owing to CCC by the Guarantor and the Company for or on account of the Obligations are indefeasibly paid in full, the Guarantor shall not (i) be entitled to be subrogated to any of the rights of CCC against the Company or any other guarantor or in any collateral security or guaranty or right of offset held by CCC for the payment of any Obligations, or (ii) seek any reimbursement or contribution from the Company or any other guarantor in respect of any payment, set-off or application of funds made by the Guarantor hereunder.

2.3                                 No Effect on Guaranty.  The obligations of the Guarantor under this Guaranty shall not be altered, limited, impaired or otherwise affected by:

(a)                                  any rescission of any demand for payment or performance of any of the Obligations or any failure by CCC to make any such demand on the Company (other than the proper and timely exercise by CCC of its rights under the Put Agreement) or any other guarantor or to collect any payments from the Company or any other guarantor or any release of the Company or any other guarantor;

(b)                                 any renewal, extension, modification, amendment, acceleration, compromise, waiver, indulgence, rescission, discharge (other than by performance of the Obligations in full or by termination of the Put Agreement in accordance with its terms), surrender or release, in whole or in part, of the Put Agreement or the Obligations or any other instrument or agreement evidencing, relating to, securing or guaranteeing any of the Obligations, or the liability of any party to any of the foregoing or for any part thereof or any collateral security therefor or guaranty thereof;

(c)                                  the validity, regularity or enforceability of any of the Obligations or of the Put Agreement or any other instrument or agreement evidencing, securing or guaranteeing any of the Obligations at any time or from time to time;

(d)                                 any change, whether direct or indirect, in the Guarantor’s relationship to the Company, including any such change by reason of any merger or consolidation or any sale, transfer, issuance, spin-off, distribution or other disposition of any stock, equity interest or other security of the Company, the Guarantor or any other entity;

(e)                                  any failure by CCC to protect, secure, perfect, record, insure or enforce any security document or collateral subject thereto at any time constituting security for the Obligations or any part thereof;

(f)                                    any act or omission of CCC relating in any way to the Obligations, including any failure to bring an action against any party liable on the Obligations, or any party liable on any guaranty of the Obligations, or any party which has furnished security for the Obligations, or to apply any funds of any such party held by CCC, or to resort to any collateral held by CCC;

(g)                                 any defense, set-off or counterclaim which may at any time be available to or be asserted by or on behalf of the Company or the Guarantor against CCC or any circumstance which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company or any other guarantor for any of the Obligations, in bankruptcy or in any other instance;

(h)                                 any proceeding, voluntary or involuntary, involving bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Company or any other guarantor or any defense which the Company or any other guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding; and

(i)                                     any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that may or might otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the indefeasible payment or performance in full of all the Obligations).

2.4                                 Maximum Liability.  Notwithstanding the foregoing, the maximum liability of the Guarantor hereunder with respect to the Obligations shall in no event exceed an amount that would render the Guarantor insolvent within the meaning of any United States federal or state bankruptcy, insolvency, receivership, reorganization, liquidation or other law for the relief of debtors applicable to the Guarantor.

2.5                                 Continuing Guaranty.  This Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment and performance when due, and not of collection only, and the obligations of the Guarantor hereunder shall not be conditioned or contingent upon the pursuit by CCC at any time of any right or remedy against the Company (other than the proper and timely exercise by CCC of its rights under the Put Agreement) or against any other person which may be or become liable in respect of all or any part of the Obligations or against any collateral security or guaranty therefor.  This Guaranty shall remain in full force and effect until the Obligations shall have been satisfied by indefeasible payment or performance in full or until the termination of the Put Agreement in accordance with its terms, notwithstanding that from time to time during the term of the Put Agreement, the Company may be free from any Obligations.

2.6                                 Reinstatement of Guaranty.  This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is avoided, rescinded or must otherwise be restored or returned by CCC to the Company or its representative or to any other guarantor for any reason including as a result of any insolvency, bankruptcy or reorganization proceeding with respect to the Company or the Guarantor, all as though such payment had not been made.

2.7                                 Put Performance.  If any of the following events occur or conditions exist, CCC (in addition to any other rights or remedies it may have) may in its sole discretion elect to have the Guarantor pay and perform the Obligations, without prior demand on, notice to, or any other action by or in respect of, the Company, as fully as if the Guarantor was named as a party to the Put Agreement instead of the Company:

(a)                                  Any proceeding under any bankruptcy, insolvency, liquidation, reorganization, moratorium or other law for the relief of debtors has been initiated by or against the Company;

(b)                                 A liquidator, receiver, trustee, custodian or other similar official has been appointed for the Company or its property and assets (whether pursuant to any law referred to in clause (a) of this Section or otherwise); or

(c)                                  the Company takes any action to dissolve, liquidate, wind-up or terminate its existence.

If CCC elects to exercise its right under this Section, it will give written notice of such election to the Guarantor.

3.                                      Representations and Warranties of the Guarantor.  The Guarantor hereby represents and warrants to CCC, as follows:

(a)                                  The Guarantor is a corporation, validly existing and in good standing under laws of the State of Delaware, U.S.A.

(b)                                 The Guarantor has full corporate power and authority to execute and deliver this Guaranty and to perform its obligations hereunder.

(c)                                  The execution, delivery and performance of this Guaranty have been duly authorized by all necessary corporate action on the part of the Guarantor.

(d)                                 This Guaranty has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally or by general principles of equity.

(e)                                  The execution, delivery and performance by the Guarantor of this Guaranty and the payment and performance of the Obligations by the Guarantor will not violate; breach; conflict with; constitute a default or event of default under; create any right on the part of any person for termination, cancellation, acceleration, repurchase, prepayment, repayment, increased payments, collateral security, any tender or offer to purchase or redeem or repurchase, or any offer to prepay, repay or make increased payments; result in the creation of any Lien on any material property or assets of the Guarantor; result in the creation of any other material obligation or liability or the loss of a material right or benefit; or result in any other circumstance, event or condition that would reasonably be expected to have a material adverse effect on the Guarantor (in each case with or without the giving of notice or lapse of time or both) under or pursuant to:  (A) the certificate of incorporation, bylaws or other organizational documents of the Guarantor; (B) any Law of any jurisdiction applicable to the Guarantor or its property or assets as of the date of this Guaranty; or (C) any Contract or License to which the Guarantor is a party or by which the Guarantor or any of its property or assets is bound, except in each case under this clause C as would not, individually or in the aggregate, materially adversely affect the Guarantor’s ability to perform its obligations under this Guaranty.

4.                                      Election of Remedies.  Each and every right, power and remedy herein given to CCC, or otherwise existing, shall be cumulative and not exclusive, and be in addition to all other rights, powers and remedies now or hereafter granted or otherwise existing.  Each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised, from time to time and as often and in such order as may be deemed expedient by CCC.

5.                                      Effect of Delay or Omission to Pursue Remedy.  No single or partial waiver by CCC of any right, power or remedy, or delay or omission by CCC in the exercise of any right, power or remedy which it may have (except for any delay or omission by CCC to properly and timely exercise its rights under the Put Agreement) shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.  Any waiver given by CCC of any right, power or remedy in any one instance shall only be effective in that specific instance and only for the purpose for which given, and will not be construed as a waiver of any right, power or remedy on any future occasion.

6.                                      Guarantor’s Waivers.  Except for the notice of exercise required under the Put Agreement, the Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by CCC upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived in reliance upon this Guaranty.  Except for the notice of exercise required under the Put Agreement, the Guarantor waives presentment, demand, notice, and protest of all instruments included in or evidencing any of the Obligations or collateral security for any Obligations and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of any such instrument or this Guaranty.

7.                                      Amendment.  This Guaranty may not be modified, amended, terminated or revoked, in whole or in part, except by an agreement in writing signed by CCC and the Guarantor.  No waiver of any term, covenant or provision of this Guaranty, or consent given hereunder, shall be effective unless given in writing by CCC.

8.                                      Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given to any party hereto if personally delivered or if sent by telegram, telecopy or telex, or by registered or certified mail, return receipt requested, or by recognized courier service, postage or other charges prepaid addressed as follows:

(a)	If to the Guarantor:

Liberty Media International, Inc. Attn: Elizabeth Markowski, Esq. 12300 Liberty Boulevard Englewood, CO 80112 Facsimile: (720) 875-5858

with a copy to:

Amy L. Hirter Sherman & Howard LLC 633 17th Street, Suite 3000 Denver, CO 80202 Facsimile: (303) 298-0940

(b)	If to CCC:

Cristalerías de Chile S.A. Attn: Juan Antonio Alvarez Hendaya 60 Piso 14, Las Condes Santiago, Chile Facsimile: 562 331-5153 with a copy to:

Attn: Baltazar Sanchez Facsimile: 562 441-3701

or to such other address as may be specified from time to time by the Guarantor or CCC in a notice to the other party given as herein provided.  Such notice or communication will be deemed to have been given as of the date so personally delivered, telegraphed, telecopied, telexed, mailed or sent by courier.

9.                                      Successors and Assigns.  No party may assign any of its rights or delegate any of its duties under this Guaranty without (a) the prior written consent of the other party (except that CCC’s consent will not be required in case of (i) any assignment or delegation whereby the Guarantor is not released or otherwise discharged from its duties under this Guaranty, or (ii) a complete assignment and delegation by the Guarantor to Liberty Global, Inc. after the consummation of the transactions contemplated by the UGC/LMI Merger Agreement, in which case, and provided the equity securities of Liberty Global, Inc. are publicly traded on a national securities exchange in the United States of America, the Guarantor will be released and discharged from its duties under this Guaranty), and (b) the complete assumption by the assignee of all of the duties of the assignor under this Guaranty.  All of the terms and provisions of this Guaranty will be binding on, and will inure to the benefit of, the respective successors and permitted assigns of the parties.

10.                               CONSENT TO JURISDICTION. ALL LEGAL ACTIONS OR PROCEEDINGS BROUGHT AGAINST THE GUARANTOR WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY THE GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY.  THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS.  THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY LEGAL ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL TO THE ADDRESS DETERMINED UNDER SECTION 10 HEREOF.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF CCC TO BRING PROCEEDINGS AGAINST THE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

11.                               GOVERNING LAW.  THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY TO THIS GUARANTY).

12.                               WAIVER OF JURY TRIAL.  THE GUARANTOR AND CCC HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH THIS GUARANTY.

13.                               Severability.  If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be construed in order to carry out the provisions hereof.  The invalidity or unenforceability of any provision of this Guaranty in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

14.                               Payment Currency.  Each payment under this Guaranty shall be made in United States Dollars to the extent payment in United States Dollars is required by the Put Agreement.

15.                               Entire Agreement.  This Guaranty contains, and is intended as, a complete statement of all of the terms of the agreements between the parties with respect to the matters provided for herein, and supersedes and discharges any previous agreements and understandings between the parties with respect to those matters, including any and all other agreements different from the Put Agreement under which CCC has or may have the right to require the Guarantor, Liberty Media Corporation or any of their respective affiliates to purchase equity interests or debt of VTR GlobalCom S.A. held by the CCC Control Group.

IN WITNESS WHEREOF, the parties have caused this Guaranty to be executed and delivered on its behalf as of the date first written above.

LIBERTY MEDIA INTERNATIONAL, INC.

By:
Name: Elizabeth M. Markowski
Title: Senior Vice President

CRISTALERIAS DE CHILE S.A.

By:
Name:
Title: